     As filed with the Securities and Exchange Commission on July 30, 1998


                                            Registration Statement No. 333-59641

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                Amendment No. 1


                                       to

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                       PAXSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 4832                                59-3212788
   (State or other jurisdiction of          (Primary Standard Industrial         (I.R.S. Employer Identification
    incorporation or organization)          Classification Code Number)                      Number)

                             ---------------------

                      SEE TABLE OF ADDITIONAL REGISTRANTS
                             ---------------------

                            601 CLEARWATER PARK ROAD
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 659-4122
              (Address, including zip code, and telephone number,
                      including area code, of registrants'
                          principal executive offices)

                             ---------------------

                           ANTHONY L. MORRISON, ESQ.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       PAXSON COMMUNICATIONS CORPORATION
                            601 CLEARWATER PARK ROAD
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 659-4122
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   COPIES TO:
                           DAVID L. PERRY, JR., ESQ.
                              HOLLAND & KNIGHT LLP
                        625 N. FLAGLER DRIVE, SUITE 700
                         WEST PALM BEACH, FLORIDA 33401
                             PHONE: (561) 833-2000
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation and Bylaws contain provisions limiting the personal liability of its directors for monetary damages resulting from breaches of their duty of care to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. The Company's Certificate of Incorporation and Bylaws also contain provisions making indemnification of the Company's directors and officers mandatory to the fullest extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

     The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and require court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
  3.1.1       --   Certificate of Incorporation of the Company(2)
  3.1.2       --   Bylaws of the Company(5)
  3.2.1       --   Certificate of Designation of the Company's Junior
                   Cumulative Compounding Redeemable Preferred Stock(2)
  3.2.2       --   Certificate of Designation of the Company's 12 1/2%
                   Cumulative Exchangeable Preferred Stock(5)
  3.2.3       --   Certificate of Designation of the Company's original 13 1/4%
                   Cumulative Junior Exchangeable Preferred Stock*
  3.2.4       --   Certificate of Designation of the Company's 9 3/4% Series A
                   Convertible Preferred Stock*
  3.2.5       --   Certificate of Designation of the Company's new 13 1/4%
                   Cumulative Junior Exchangeable Preferred Stock
  3.3.1       --   Articles of Incorporation of Paxson Communications
                   Management Company(4)
  3.3.2       --   Bylaws of Paxson Communications Management Company(4)
  3.4.1       --   Articles of Incorporation of Excel Marketing Enterprises,
                   Inc.(4)
  3.4.2       --   Bylaws of Excel Marketing Enterprises, Inc.(4)
  3.5.1       --   Articles of Incorporation of Paxson Communications
                   Television, Inc.(4)
  3.5.2       --   Bylaws of Paxson Communications Television, Inc.(4)
  3.6.1       --   Articles of Incorporation of Paxson Communications of
                   Atlanta-14, Inc.(4)
  3.6.2       --   Bylaws of Paxson Communications of Atlanta-14, Inc.(4)
  3.7.1       --   Articles of Incorporation of Paxson Atlanta License, Inc.(4)
  3.7.2       --   Bylaws of Paxson Atlanta License, Inc.(4)
  3.8.1       --   Articles of Incorporation of Paxson Communications of
                   Boston-60, Inc.(4)
  3.8.2       --   Bylaws of Paxson Communications of Boston-60, Inc.(4)
  3.9.1       --   Articles of Incorporation of Paxson Boston License, Inc.(4)
  3.9.1       --   Bylaws of Paxson Boston License, Inc.(4)
 3.10.1       --   Articles of Incorporation of Paxson Communications of
                   Dallas-68, Inc.(4)
 3.10.2       --   Bylaws of Paxson Communications of Dallas-68, Inc.(4)
 3.11.1       --   Articles of Incorporation of Paxson Dallas License, Inc.(4)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 3.11.2       --   Bylaws of Paxson Dallas License, Inc.(4)
 3.12.1       --   Articles of Incorporation of Paxson Communications of New
                   London-26, Inc.(4)
 3.12.2       --   Bylaws of Paxson Communications of New London-26, Inc.(4)
 3.13.1       --   Articles of Incorporation of Paxson Communications of
                   Philadelphia-61, Inc.(4)
 3.13.2       --   Bylaws of Paxson Communications of Philadelphia-61, Inc.(4)
 3.14.1       --   Articles of Incorporation of Paxson Philadelphia License,
                   Inc.(4)
 3.14.2       --   Bylaws of Paxson Philadelphia License, Inc.(4)
 3.15.1       --   Articles of Incorporation of Paxson Communications of
                   Miami-35, Inc.(4)
 3.15.2       --   Bylaws of Paxson Communications of Miami-35, Inc.(4)
 3.16.1       --   Articles of Incorporation of Paxson Communications of San
                   Jose-65, Inc.(4)
 3.16.2       --   Bylaws of Paxson Communications of San Jose-65, Inc.(4)
 3.17.1       --   Articles of Incorporation of Paxson San Jose License,
                   Inc.(4)
 3.17.2       --   Bylaws of Paxson San Jose License, Inc.(4)
 3.18.1       --   Articles of Incorporation of Paxson Communications of
                   Tampa-66, Inc.(4)
 3.18.2       --   Bylaws of Paxson Communications of Tampa-66, Inc.(4)
 3.19.1       --   Articles of Incorporation of Paxson Communications of Los
                   Angeles-30, Inc.(4)
 3.19.2       --   Bylaws of Paxson Communications of Los Angeles-30, Inc.(4)
 3.20.1       --   Articles of Incorporation of Paxson Los Angeles License,
                   Inc.(4)
 3.20.2       --   Bylaws of Paxson Los Angeles License, Inc.(4)
 3.21.1       --   Articles of Incorporation of Paxson Communications of
                   Minneapolis-41, Inc.(4)
 3.21.2       --   Bylaws of Paxson Communications of Minneapolis-41, Inc.(4)
 3.22.1       --   Articles of Incorporation of Paxson Communications of St.
                   Louis-13, Inc.(4)
 3.22.2       --   Bylaws of Paxson Communications of St. Louis-13, Inc.(4)
 3.23.1       --   Articles of Incorporation of Paxson Minneapolis License,
                   Inc.(4)
 3.23.2       --   Bylaws of Paxson Minneapolis License, Inc.(4)
 3.24.1       --   Articles of Incorporation of Paxson Communications of
                   Orlando-56, Inc.(4)
 3.24.2       --   Bylaws of Paxson Communications of Orlando-56, Inc.(4)
 3.25.1       --   Articles of Incorporation of Paxson Communications of
                   Houston-49, Inc.(4)
 3.25.2       --   Bylaws of Paxson Communications of Houston-49, Inc.(4)
 3.26.1       --   Articles of Incorporation of Paxson Houston License, Inc.(4)
 3.26.2       --   Bylaws of Paxson Houston License, Inc.(4)
 3.27.1       --   Certificate of Incorporation of Infomall TV Network, Inc.(4)
 3.27.2       --   Bylaws of Infomall TV Network, Inc.(4)
 3.28.1       --   Articles of Incorporation of Paxson Communications of
                   Cleveland-67, Inc.(4)
 3.28.2       --   Bylaws of Paxson Communications of Cleveland-67, Inc.(4)
 3.29.1       --   Articles of Incorporation of Paxson Communications of
                   Washington-60, Inc.(4)
 3.29.2       --   Bylaws of Paxson Communications of Washington-60, Inc.(4)
 3.30.1       --   Articles of Incorporation of Paxson Washington License,
                   Inc.(4)
 3.30.2       --   Bylaws of Paxson Washington License, Inc.(4)
 3.31.1       --   Articles of Incorporation of Paxson Communications of
                   Phoenix-13, Inc.(4)
 3.31.2       --   Bylaws of Paxson Communications of Phoenix-13, Inc.(4)
 3.32.1       --   Articles of Incorporation of Paxson Phoenix License, Inc.(4)
 3.32.2       --   Bylaws of Paxson Phoenix License, Inc.(4)
 3.33.1       --   Articles of Incorporation of Infomall Los Angeles, Inc.(4)
 3.33.2       --   Bylaws of Infomall Los Angeles, Inc.(4)
 3.34.1       --   Articles of Incorporation of Paxson Communications of
                   Milwaukee-55, Inc.(4)
 3.34.2       --   Bylaws of Paxson Communications of Milwaukee-55, Inc.(4)
 3.35.1       --   Articles of Incorporation of Paxson Communications of
                   Denver-59, Inc.(4)
 3.35.2       --   Bylaws of Paxson Communications of Denver-59, Inc.(4)
 3.36.1       --   Articles of Incorporation of Paxson Communications of New
                   York-43, Inc.(4)
 3.36.2       --   Bylaws of Paxson Communications of New York-43, Inc.(4)
 3.37.1       --   Articles of Incorporation of Paxson New York License,
                   Inc.(4)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 3.37.2       --   Bylaws of Paxson New York License, Inc.(4)
 3.38.1       --   Articles of Incorporation of Paxson Communications of
                   Akron-23, Inc.(4)
 3.38.2       --   Bylaws of Paxson Communications of Akron-23, Inc.(4)
 3.39.1       --   Articles of Incorporation of Paxson Akron License, Inc.(4)
 3.39.2       --   Bylaws of Paxson Akron License, Inc.(4)
 3.40.1       --   Articles of Incorporation of Paxson Communications of
                   Dayton-26, Inc.(4)
 3.40.2       --   Bylaws of Paxson Communications of Dayton-26, Inc.(4)
 3.41.1       --   Articles of Incorporation of Paxson Communications of San
                   Juan, Inc.(7)
 3.41.2       --   Bylaws of Paxson Communications of San Juan, Inc.(7)
 3.42.1       --   Articles of Incorporation of Paxson Communications of Battle
                   Creek-43, Inc.(7)
 3.42.2       --   Bylaws of Paxson Communications of Battle Creek-43, Inc.(7)
 3.43.1       --   Articles of Incorporation of Paxson Communications of
                   Albany-55, Inc.(7)
 3.43.2       --   Bylaws of Paxson Communications of Albany-55, Inc.(7)
 3.44.1       --   Articles of Incorporation of Paxson Albany License, Inc.(7)
 3.44.2       --   Bylaws of Paxson Albany License, Inc.(7)
 3.45.1       --   Articles of Incorporation of Paxson Communications of
                   Raleigh Durham-47, Inc.(7)
 3.45.2       --   Bylaws of Paxson Communications of Raleigh Durham-47,
                   Inc.(7)
 3.46.1       --   Articles of Incorporation of Paxson Communications L.P.T.V.,
                   Inc.(7)
 3.46.2       --   Bylaws of Paxson Communications L.P.T.V., Inc.(7)
 3.47.1       --   Articles of Incorporation of Paxson Dayton License, Inc.(7)
 3.47.2       --   Bylaws of Paxson Dayton License, Inc.(7)
 3.48.1       --   Articles of Incorporation of Paxson Denver License, Inc.(7)
 3.48.2       --   Bylaws of Paxson Denver License, Inc.(7)
 3.49.1       --   Articles of Incorporation of Paxson Communications of
                   Providence-69, Inc.(7)
 3.49.2       --   Bylaws of Paxson Communications of Providence-69, Inc.(7)
 3.50.1       --   Articles of Incorporation of Paxson Communications of
                   Greensboro-16, Inc.(7)
 3.50.2       --   Bylaws of Paxson Communications of Greensboro-16, Inc.(7)
 3.51.1       --   Articles of Incorporation of Paxson Greensboro License,
                   Inc.(7)
 3.51.2       --   Bylaws of Paxson Greensboro License, Inc.(7)
 3.52.1       --   Articles of Incorporation of Paxson Communications of
                   Tulsa-44, Inc.(7)
 3.52.2       --   Bylaws of Paxson Communications of Tulsa-44, Inc.(7)
 3.53.1       --   Articles of Incorporation of Paxson Sports Ventures
                   Company(7)
 3.53.2       --   Bylaws of Paxson Sports Ventures Company(7)
 3.54.1       --   Articles of Incorporation of PCC Direct, Inc.(7)
 3.54.2       --   Bylaws of PCC Direct, Inc.(7)
 3.55.1       --   Articles of Incorporation of Paxson Communications of
                   Oklahoma City-62, Inc.(7)
 3.55.2       --   Bylaws of Paxson Communications of Oklahoma City-62, Inc.(7)
 3.56.1       --   Articles of Incorporation of Paxson Communications of
                   Sacramento-29, Inc.(7)
 3.56.2       --   Bylaws of Paxson Communications of Sacramento-29, Inc.(7)
 3.57.1       --   Articles of Incorporation of Paxson Sacramento License,
                   Inc.(7)
 3.57.2       --   Bylaws of Paxson Sacramento License, Inc.(7)
 3.58.1       --   Articles of Incorporation of Paxson Communications of
                   Seattle-33, Inc.(7)
 3.58.2       --   Bylaws of Paxson Communications of Seattle-33, Inc.(7)
 3.59.1       --   Articles of Incorporation of Paxson Seattle License, Inc.(7)
 3.59.2       --   Bylaws of Paxson Seattle License, Inc.(7)
 3.60.1       --   Articles of Incorporation of Paxson Communications of
                   Boston-46, Inc.(7)
 3.60.2       --   Bylaws of Paxson Communications of Boston-46, Inc.(7)
 3.61.1       --   Articles of Incorporation of Paxson Communications of Little
                   Rock-42, Inc.(7)
 3.61.2       --   Bylaws of Paxson Communications of Little Rock-42, Inc.(7)
 3.62.1       --   Articles of Incorporation of Paxson Little Rock License,
                   Inc.(7)
 3.62.2       --   Bylaws of Paxson Little Rock License, Inc.(7)
 3.63.1       --   Articles of Incorporation of Paxson Communications of
                   Phoenix-51, Inc.(7)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 3.63.2       --   Bylaws of Paxson Communications of Phoenix-51, Inc.(7)
 3.64.1       --   Articles of Incorporation of Paxson Communications of
                   Birmingham-44, Inc.(7)
 3.64.2       --   Bylaws of Paxson Communications of Birmingham-44, Inc.(7)
 3.65.1       --   Articles of Incorporation of Paxson Birmingham License,
                   Inc.(7)
 3.65.2       --   Bylaws of Paxson Birmingham License, Inc.(7)
 3.66.1       --   Articles of Incorporation of Paxson Sports of Miami, Inc.(7)
 3.66.2       --   Bylaws of Paxson Sports of Miami, Inc.(7)
 3.67.1       --   Articles of Incorporation of Paxson Communications of Salt
                   Lake City-30, Inc.
 3.67.2       --   Bylaws of Paxson Communications of Salt Lake City-30, Inc.
 3.68.1       --   Articles of Incorporation of Paxson Salt Lake City License,
                   Inc.
 3.68.2       --   Bylaws of Paxson Salt Lake City License, Inc.
 3.69.1       --   Articles of Incorporation of Paxson Oklahoma City License,
                   Inc.
 3.69.2       --   Bylaws of Paxson Oklahoma City License, Inc.
 3.70.1       --   Articles of Incorporation of Paxson Communications of
                   Washington-66, Inc.
 3.70.2       --   Bylaws of Paxson Communications of Washington-66, Inc.
 3.71.1       --   Articles of Incorporation of Paxson Communications of
                   Scranton-64, Inc.
 3.71.2       --   Bylaws of Paxson Communications of Scranton-64, Inc.
 3.72.1       --   Articles of Incorporation of Paxson Scranton License, Inc.
 3.72.2       --   Bylaws of Paxson Scranton License, Inc.
 3.73.1       --   Articles of Incorporation of Paxson Communications of Kansas
                   City-50, Inc.
 3.73.2       --   Bylaws of Paxson Communications of Kansas City-50, Inc.
 3.74.1       --   Articles of Incorporation of Paxson Milwaukee License, Inc.
 3.74.2       --   Bylaws of Paxson Milwaukee License, Inc.
 3.75.1       --   Articles of Incorporation of Paxson Communications of
                   Hartford-18, Inc.
 3.75.2       --   Bylaws of Paxson Communications of Hartford-18, Inc.
 3.76.1       --   Articles of Incorporation of Paxson Communications of
                   Pittsburgh-40, Inc.
 3.76.2       --   Bylaws of Paxson Communications of Pittsburgh-40, Inc.
 3.77.1       --   Articles of Incorporation of Paxson Communications of
                   Detroit-31, Inc.
 3.77.2       --   Bylaws of Paxson Communications of Detroit-31, Inc.
 3.78.1       --   Articles of Incorporation of Paxson Detroit License, Inc.
 3.78.2       --   Bylaws of Paxson Detroit License, Inc.
 3.79.1       --   Articles of Incorporation of Paxson Pittsburgh License, Inc.
 3.79.2       --   Bylaws of Paxson Pittsburgh License, Inc.
 3.80.1       --   Articles of Incorporation of Paxson Communications of
                   Roanoke-38, Inc.
 3.80.2       --   Bylaws of Paxson Communications of Roanoke-38, Inc.
 3.81.1       --   Articles of Incorporation of Paxson Roanoke License, Inc.
 3.81.2       --   Bylaws of Paxson Roanoke License, Inc.
 3.82.1       --   Articles of Incorporation of Paxson Communications of
                   Fresno-61, Inc.
 3.82.2       --   Bylaws of Paxson Communications of Fresno-61, Inc.
 3.83.1       --   Articles of Incorporation of Paxson Fresno License, Inc.
 3.83.2       --   Bylaws of Paxson Fresno License, Inc.
 3.84.1       --   Articles of Incorporation of Paxson Communications of
                   Nashville-28, Inc.
 3.84.2       --   Bylaws of Paxson Communications of Nashville-28, Inc.
 3.85.1       --   Articles of Incorporation of Paxson Tennessee License, Inc.
 3.85.2       --   Bylaws of Paxson Tennessee License, Inc.
 3.86.1       --   Articles of Incorporation of Paxson Communications of Cedar
                   Rapids-48, Inc.
 3.86.2       --   Bylaws of Paxson Communications of Cedar Rapids-48, Inc.
 3.87.1       --   Articles of Incorporation of Paxson Cedar Rapids License,
                   Inc.
 3.87.2       --   Bylaws of Paxson Cedar Rapids License, Inc.
 3.88.1       --   Articles of Incorporation of Paxson Communications of
                   Buffalo-51, Inc.
 3.88.2       --   Bylaws of Paxson Communications of Buffalo-51, Inc.
 3.89.1       --   Articles of Incorporation of Paxson Buffalo License, Inc.

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 3.89.2       --   Bylaws of Paxson Buffalo License, Inc.
 3.90 1       --   Articles of Incorporation of Paxson Communications of Green
                   Bay-14, Inc.
 3.90.2       --   Bylaws of Paxson Communications of Green Bay-14, Inc.
 3.91.1       --   Articles of Incorporation of Paxson Green Bay License, Inc.
 3.91.2       --   Bylaws of Paxson Green Bay License, Inc.
 3.92.1       --   Articles of Incorporation of Paxson Communications of
                   Tucson-46, Inc.
 3.92.2       --   Bylaws of Paxson Communications of Tucson-46, Inc.
 3.93.1       --   Articles of Incorporation of Paxson Tucson License, Inc.
 3.93.2       --   Bylaws of Paxson Tucson License, Inc.
 3.94.1       --   Articles of Incorporation of Paxson Communications of New
                   York-31, Inc.
 3.94.2       --   Bylaws of Paxson Communications of New York-31, Inc.
 3.95.1       --   Articles of Incorporation of Paxson Miami-35 License, Inc.
 3.95.2       --   Bylaws of Paxson Miami-35 License, Inc.
 3.96.1       --   Articles of Incorporation of Paxson Tampa-66 License, Inc.
 3.96.2       --   Bylaws of Paxson Tampa-66 License, Inc.
 3.97.1       --   Articles of Incorporation of Paxson Communications of
                   Hawaii-66, Inc.
 3.97.2       --   Bylaws of Paxson Communications of Hawaii-66, Inc.
 3.98.1       --   Articles of Incorporation of Paxson Hawaii License, Inc.
 3.98.2       --   Bylaws of Paxson Hawaii License, Inc.
 3.99.1       --   Articles of Incorporation of Paxson Communications of Los
                   Angeles-63, Inc.
 3.99.2       --   Bylaws of Paxson Communications of Los Angeles-63, Inc.
3.100.1       --   Articles of Incorporation of Paxson Communications of
                   Albuquerque-14, Inc.
3.100.2       --   Bylaws of Paxson Communications of Albuquerque-14, Inc.
3.101.1       --   Articles of Incorporation of Paxson Communications of
                   Fayetteville-62, Inc.
3.101.2       --   Bylaws of Paxson Communications of Fayetteville-62, Inc.
3.102.1       --   Articles of Incorporation of Paxson Fayetteville License,
                   Inc.
3.102.2       --   Bylaws of Paxson Fayetteville License, Inc.
3.103.1       --   Operating Agreement of Ocean State Television L.L.C.
3.103.2       --   Certificate of Organization of Ocean State Television L.L.C.
3.104.1       --   Articles of Incorporation of United Broadcast Group II, Inc.
3.104.2       --   Bylaws of United Broadcast Group II, Inc.
3.105.1       --   Articles of Incorporation of Paxson Communications of
                   Charleston-29, Inc.
3.105.2       --   Bylaws of Paxson Communications of Charleston-29, Inc.
3.106.1       --   Articles of Incorporation of Paxson Charleston License, Inc.
3.106.2       --   Bylaws of Paxson Charleston License, Inc.
3.107.1       --   Articles of Incorporation of Jetstar Development, Inc.
3.107.2       --   Bylaws of Jetstar Development, Inc.
3.108.1       --   Certificate of Incorporation of Pax Net, Inc.
3.108.2       --   Bylaws of Pax Net, Inc.
3.109.1       --   Articles of Incorporation of Paxson Television Productions,
                   Inc.
3.109.2       --   Bylaws of Paxson Television Productions, Inc.
3.110.1       --   Articles of Incorporation of Paxson Communications of
                   Syracuse-56, Inc.
3.110.2       --   Bylaws of Paxson Communications of Syracuse-56, Inc.
3.111.1       --   Articles of Incorporation of Paxson Syracuse License, Inc.
3.111.2       --   Bylaws of Paxson Syracuse License, Inc.
3.112.1       --   Articles of Incorporation of Paxson Communications of
                   Decatur-23, Inc.
3.112.2       --   Bylaws of Paxson Communications of Decatur-23, Inc.
3.113.1       --   Articles of Incorporation of Paxson Decatur License, Inc.
3.113.2       --   Bylaws of Paxson Decatur License, Inc.
3.114.1       --   Articles of Incorporation of Paxson Communications of
                   Memphis-50, Inc.
3.114.2       --   Bylaws of Paxson Communications of Memphis-50, Inc.

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
3.115.1       --   Articles of Incorporation of Paxson Communications of
                   Knoxville-54, Inc.
3.115.2       --   Bylaws of Paxson Communications of Knoxville-54, Inc.
3.116.1       --   Articles of Incorporation of Paxson Communications of New
                   Orleans-49, Inc.
3.116.2       --   Bylaws of Paxson Communications of New Orleans-49, Inc.
3.117.1       --   Articles of Incorporation of Paxson Communications of
                   Portland-23, Inc.
3.117.2       --   Bylaws of Paxson Communications of Portland-23, Inc.
3.118.1       --   Articles of Incorporation of Paxson Orlando License, Inc.
3.118.2       --   Bylaws of Paxson Orlando License, Inc.
3.119.1       --   Articles of Incorporation of Paxson Communications of
                   Chicago-38, Inc.
3.119.2       --   Bylaws of Paxson Communications of Chicago-38, Inc.
3.120.1       --   Articles of Incorporation of Paxson Chicago License, Inc.
3.120.2       --   Bylaws of Paxson Chicago License, Inc.
3.121.1       --   Articles of Incorporation of Paxson Communications of
                   Norfolk-49, Inc.
3.121.2       --   Bylaws of Paxson Communications of Norfolk-49, Inc.
3.122.1       --   Articles of Incorporation of Paxson Albuquerque License,
                   Inc.
3.122.2       --   Bylaws of Paxson Albuquerque License, Inc.
3.123.1       --   Articles of Incorporation of Paxson Communications of
                   Davenport-67, Inc.
3.123.2       --   Bylaws of Paxson Communications of Davenport-67, Inc.
3.124.1       --   Articles of Incorporation of Paxson Davenport License, Inc.
3.124.2       --   Bylaws of Paxson Davenport License, Inc.
3.125.1       --   Articles of Incorporation of Paxson Communications of Des
                   Moines-39, Inc.
3.125.2       --   Bylaws of Paxson Communications of Des Moines-39, Inc.
3.126.1       --   Articles of Incorporation of Paxson Des Moines License, Inc.
3.126.2       --   Bylaws of Paxson Des Moines License, Inc.
3.127.1       --   Articles of Incorporation of Paxson Communications of
                   Greenville-38, Inc.
3.127.2       --   Bylaws of Paxson Communications of Greenville-38, Inc.
3.128.1       --   Articles of Incorporation of Paxson Greenville License, Inc.
3.128.2       --   Bylaws of Paxson Greenville License, Inc.
3.129.1       --   Articles of Incorporation of Paxson Communications of
                   Jackson-51, Inc.
3.129.2       --   Bylaws of Paxson Communications of Jackson-51, Inc.
3.130.1       --   Articles of Incorporation of Paxson Jackson License, Inc.
3.130.2       --   Bylaws of Paxson Jackson License, Inc.
3.131.1       --   Articles of Incorporation of Paxson Communications of
                   Mobile-61, Inc.
3.131.2       --   Bylaws of Paxson Communications of Mobile-61, Inc.
3.132.1       --   Articles of Incorporation of Paxson Mobile License, Inc.
3.132.2       --   Bylaws of Paxson Mobile License, Inc.
3.133.1       --   Articles of Incorporation of Paxson Communications of
                   Odessa-30, Inc.
3.133.2       --   Bylaws of Paxson Communications of Odessa-30, Inc.
3.134.1       --   Articles of Incorporation of Paxson Odessa License, Inc.
3.134.2       --   Bylaws of Paxson Odessa License, Inc.
3.135.1       --   Articles of Incorporation of Paxson Portland License, Inc.
3.135.2       --   Bylaws of Paxson Portland License, Inc.
3.136.1       --   Articles of Incorporation of Paxson Communications of
                   Shreveport-21, Inc.
3.136.2       --   Bylaws of Paxson Communications of Shreveport-21, Inc.
3.137.1       --   Articles of Incorporation of Paxson Shreveport License, Inc.
3.137.2       --   Bylaws of Paxson Shreveport License, Inc.
3.138.1       --   Articles of Incorporation of Paxson Communications of
                   Spokane-34, Inc.
3.138.2       --   Bylaws of Paxson Communications of Spokane-34, Inc.
3.139.1       --   Articles of Incorporation of Paxson Spokane License, Inc.
3.139.2       --   Bylaws of Paxson Spokane License, Inc.
3.140.1       --   Articles of Incorporation of Paxson Communications of St.
                   Croix-15, Inc.
3.140.2       --   Bylaws of Paxson Communications of St. Croix-15, Inc.

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
EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
3.141.1       --   Articles of Incorporation of Paxson St. Croix License, Inc.
3.141.2       --   Bylaws of Paxson St. Croix License, Inc.
3.142.1       --   Articles of Incorporation of Paxson Communications of
                   Springfield-34, Inc.
3.142.2       --   Bylaws of Paxson Communications of Springfield-34, Inc.
3.143.1       --   Articles of Incorporation of Paxson Springfield License,
                   Inc.
3.143.2       --   Bylaws of Paxson Springfield License, Inc.
3.144.1       --   Articles of Incorporation of S&E Network, Inc.
3.144.2       --   Bylaws of S&E Network, Inc.
3.145.1       --   Articles of Incorporation of Channel 56 of Orlando, Inc.
3.145.2       --   Bylaws of Channel 56 of Orlando, Inc.
3.146.1       --   Certificate of Incorporation of Travel Channel Acquisition
                   Corporation
3.146.2       --   Bylaws of Travel Channel Acquisition Corporation
3.147.1       --   Articles of Incorporation of Paxson Communications of West
                   Palm Beach-67, Inc.
3.147.2       --   Bylaws of Paxson Communications of West Palm Beach-67, Inc.
3.148.1       --   Articles of Incorporation of Paxson Communications of
                   Lexington-67, Inc.
3.148.2       --   Bylaws of Paxson Communications of Lexington-67, Inc.
3.149.1       --   Articles of Incorporation of Paxson Lexington License, Inc.
3.149.2       --   Bylaws of Paxson Lexington License, Inc.
3.150.1       --   Articles of Incorporation of Paxson Communications of
                   Portland-22, Inc.
3.150.2       --   Bylaws of Paxson Communications of Portland-22, Inc.
3.151.1       --   Articles of Incorporation of Paxson Salem License, Inc.
3.151.2       --   Bylaws of Paxson Salem License, Inc.
3.152.1       --   Articles of Incorporation of Paxson Communications of San
                   Antonio-26, Inc.
3.152.2       --   Bylaws of Paxson Communications of San Antonio-26, Inc.
3.153.1       --   Articles of Incorporation of Paxson Communications of
                   Fargo-27, Inc.
3.153.2       --   Bylaws of Paxson Communications of Fargo-27, Inc.
3.154.1       --   Articles of Incorporation of Paxson Tulsa License, Inc.
3.154.2       --   Bylaws of Paxson Tulsa License, Inc.
3.155.1       --   Articles of Incorporation of Paxson Knoxville License, Inc.
3.155.2       --   Bylaws of Paxson Knoxville License, Inc.
3.156.1       --   Articles of Incorporation of Pax Net Television Productions,
                   Inc.
3.156.2       --   Bylaws of Pax Net Television Productions, Inc.
3.157.1       --   Articles of Incorporation of Paxson Communications of
                   Wausau-46, Inc.
3.157.2       --   Bylaws of Paxson Communications of Wausau-46, Inc.
3.158.1       --   Articles of Incorporation of Paxson Wausau License, Inc.
3.158.2       --   Bylaws of Paxson Wausau License, Inc.
3.159.1       --   Articles of Incorporation of Paxson Fargo License, Inc.
3.159.2       --   Bylaws of Paxson Fargo License, Inc.
3.160.1       --   Operating Agreement of Paxson Communications License
                   Company, LLC
3.160.2       --   Certificate of Organization of Paxson Communications License
                   Company, LLC
3.161.1       --   Articles of Incorporation of Cocola Media Corporation of San
                   Francisco
3.161.2       --   Bylaws of Cocola Media Corporation of San Francisco
3.162.1       --   Articles of Incorporation of Channel 44 of Tulsa, Inc.
3.162.2       --   Bylaws of Channel 44 of Tulsa, Inc.
3.163.1       --   Certificate of Incorporation of Cocola Media Corporation of
                   Florida
3.163.2       --   Bylaws of Cocola Media Corporation of Florida
3.164.1       --   Articles of Incorporation of Paxson Kansas City License,
                   Inc.
3.164.2       --   Bylaws of Paxson Kansas City License, Inc.
    4.1       --   Indenture dated as of September 28, 1995 by and between the
                   Company, the guarantors named therein and The Bank of New
                   York, as Trustee, with respect to the Senior Subordinated
                   Notes(4)
    4.2       --   Form of Senior Subordinated Note with Form of Guarantee(4)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
    4.3       --   Indenture dated as of October 4, 1996 by and between the
                   Company, the Guarantors named therein and the Bank of New
                   York, as Trustee, with respect to the Exchange Debentures(7)
    4.4       --   Indenture dated as of June 10, 1998 by and between the
                   Company, the Guarantors named therein and the Bank of New
                   York, as Trustee, with respect to the New Exchange
                   Debentures*
    4.5       --   Second Amended and Restated Credit Agreement, dated as of
                   April 28, 1998, among Paxson Communications Corporation, the several lenders from time to time parties thereto and Union
                   Bank of California, N.A., as the Agent*
    4.6       --   Form of Stock Certificate of the 13 1/4% Cumulative Junior
                   Exchangeable Preferred Stock*
    5.1       --   Opinion of Holland & Knight LLP regarding the legality of
                   the New Junior Preferred Stock, including consent
    9.1       --   Amended and Restated Stockholders Agreement, dated as of
                   December 22, 1994, by and among the Company and certain
                   stockholders thereof(2)
    9.2       --   Agreement, dated March 26, 1996, amending the Amended and
                   Restated Stockholders Agreement, dated as of December 22,
                   1994, by and among the Company and certain stockholders
                   thereof and certain related agreements(5)
   10.1       --   Securities Purchase Agreement, dated as of September 22,
                   1995, by and among the Company, the Guarantors named therein and the Initial Purchasers named therein(4)
   10.3       --   Stock Purchase Agreement, dated as of December 22, 1994, by and among the Company and certain purchasers of Company
                   securities(2)
   10.4       --   Amended and Restated Stockholders Agreement, dated as of
                   December 22, 1994, by and among the Company and certain
                   stockholders thereof (incorporated by reference to Exhibit
                   9.1)(2)
 10.4.1       --   Agreement, dated March 26, 1996 amending the Amended and
                   Restated Stockholders Agreement, by and among the Company
                   and certain stockholders thereof and certain related
                   agreements (incorporated by reference to Exhibit 9.2)
   10.5       --   Exchange and Consent Agreement, dated as of December 22,
                   1994 by and among the Company and certain stockholders
                   thereof(2)
  10.26       --   Employment Agreement, dated as of June 30, 1994, by and
                   between the Company and Lowell W. Paxson(1)
  10.27       --   Paxson Communications Corp. Profit Sharing Plan(1)
  10.28       --   Paxson Communications Corp. Stock Incentive Plan(1)
  10.36       --   Real Estate Sale and Purchase Agreement, dated as of May 18,
                   1995, by and between F&M Bank--Martinsburg and Paxson
                   Communications of Washington-60, Inc.(3)
  10.46       --   Non-compete Agreement, dated August 18, 1995, between the
                   Company and Lowell W. Paxson(4)
  10.54       --   Indenture, dated as of September 28, 1995, among the
                   Company, the Guarantors named therein and The Bank of New
                   York, as Trustee with respect to the Senior Subordinated
                   Notes(4)
  10.83       --   Lease Agreement, dated June 14, 1994, between Paxson
                   Communications of Tampa-66, Inc. and The Christian Network,
                   Inc. for lease of production and distribution facilities at
                   WFCT-TV(5)
  10.89       --   Amended and Restated Promissory Note dated August 5, 1996
                   between Roberts Broadcasting of Salt Lake City, L.L.C. and
                   Paxson Communications of Salt Lake City-16, Inc.(6)
  10.90       --   First Amendment to Loan Agreement dated August 5, 1996
                   between Roberts Broadcasting of Salt Lake City, L.L.C. and
                   Paxson Communications of Salt Lake City-16, Inc.(6)
 10.103       --   Construction Agreement, dated April 16, 1996, by and among
                   Offshore Broadcasting Corporation, Ocean State Television,
                   L.L.C. and Paxson Communications of Providence-69, Inc.(6)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 10.104       --   Loan Agreement, dated April 16, 1996, by and among Paxson
                   Communications of Providence-69, Inc., Offshore Broadcasting
                   Corporation and Ocean State Television, L.L.C.(6)
 10.110       --   Subordinated Note between MacDonald Communications
                   Corporation and the Company for $3,000,000 dated June 7,
                   1996.(6)
 10.116       --   Asset Purchase Agreement, dated July 1, 1996, by and among
                   Paxson Communications of New London-26, Inc., Paxson New
                   London License, Inc., and Roberts Broadcasting of Hartford,
                   L.L.C.(6)
 10.123       --   Asset Exchange Agreement, dated August 7, 1996, by and
                   between Paxson Broadcasting of Birmingham-44, Inc. and
                   WNAL-TV Inc.(6)
 10.124       --   Loan Agreement, dated August 7, 1996, by and between Paxson
                   Broadcasting of Birmingham-44 Inc. and WNAL-TV Inc.(6)
 10.125       --   Time Brokerage Agreement, dated August 7, 1996, by and
                   between Paxson Broadcasting of Birmingham-44 Inc. and
                   WNAL-TV Inc.(6)
 10.126       --   Option Agreement by and among Paxson Communications of Salt
                   Lake City-16, Inc. and Roberts Broadcasting of Salt Lake
                   City L.L.C., dated August 5, 1996(6)
 10.127       --   Asset Purchase Agreement, dated July 31, 1996, by and
                   between Paxson Communications of Oklahoma City-62, Inc. and
                   Aracelis Ortiz for Television Station KMNZ-TV, Oklahoma
                   City, Oklahoma(8)
 10.128       --   Purchase Agreement, dated July 31, 1996, by and among
                   America 51, L.P., Paxson Communications of Phoenix-51, Inc.,
                   and Hector Garcia Salvatierra for Television Station Channel
                   51, Tolleson, Arizona(8)
 10.129       --   Loan, Option and Related Transactions, dated August 19,
                   1996, between Paxson Communications of Seattle-24, Inc. and
                   World Television of Washington, L.L.C. for Television
                   Station KBCB(TV), Bellingham, Washington(8)
 10.130       --   Stock Purchase and Related Transactions, dated August 21,
                   1996, between Paxson Communications of Little Rock-42, Inc.,
                   Leininger-Geddes Partnership and Channel 42 of Little Rock,
                   Inc. for Television Station KVUT(TV), Little Rock,
                   Arkansas(8)
 10.131       --   Asset Purchase and Sale Agreement, dated August 27, 1996,
                   between Intermart Broadcasting First Coast, Inc., and Paxson
                   Broadcasting of Jacksonville, Limited Partnership for Radio
                   Station WPVJ-FM of Ponte Verda Beach, Florida(8)
 10.132       --   Purchase Agreement, dated August 29, 1996, by and between
                   Boardworks Outdoor Advertising Company, Inc., and Paxson
                   Outdoor, Inc.(8)
 10.133       --   Asset Purchase Agreement, dated August 30, 1996, by and
                   between Paxson Communications Television, Inc. and Alpha &
                   Omega Communications, L.L.C. for Television Station KOOG-TV,
                   Ogden, Utah(8)
 10.134       --   Loan Agreement, dated September 6, 1996, by and between
                   Ponce-Nicasio Broadcasting, A Limited Partnership and Paxson
                   Communications of Sacramento-29, Inc. for Television Station
                   KCMY-TV, Sacramento, California(8)
 10.135       --   Option Agreement, dated September 6, 1996, by and between
                   Ponce-Nicasio Broadcasting, A Limited Partnership and Paxson
                   Communications of Sacramento for Television Station KCMY-TV,
                   Sacramento, California(8)
 10.136       --   Asset Purchase Agreement, dated September 12, 1996, by and between The Moody Bible Institute of Chicago and Paxson
                   Broadcasting of Tampa, Limited Partnership for Radio Station
                   WKES-FM, St., Petersburg, Florida(8)
 10.137       --   Asset Purchase Agreement, dated September 27, 1996, by and between Channel 46 of Boston, Inc. and Massachusetts
                   Redevelopment Limited Liability Company for Television
                   Station WHRC(TV), Norwell, Massachusetts(8)
 10.138       --   Easement Agreement, dated October 9, 1996, by and between
                   Kartworlds of Central Florida L.C. and Paxson Outdoor,
                   Inc.(8)
 10.139       --   Contract for Sale and Purchase, dated October 22, 1996,
                   between Southern Land Investors, LTD., and Paxson Outdoor,
                   Inc.(8)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
10.139.1      --   Promissory Note, dated October 22, 1996, between Southern
                   Land Investors, LTD. and Paxson Outdoor, Inc.(8)
10.139.2      --   Real Estate Mortgage, dated October 22, 1996, Southern Land
                   Investors, Ltd. and Paxson Outdoor, Inc.(8)
10.139.3      --   Assignment of Rights Under Pre-annexation Agreement, dated
                   October 22, 1996, by and between Michael J. Grinstaff and
                   Southern Land Investors, Ltd.(8)
 10.140       --   Stock Purchase Agreement, dated November 12, 1996, by and
                   between Housing Development Associates S.E. and Paxson
                   Communications of San Juan, Inc.(10)
 10.141       --   Asset Purchase Agreement, dated November 21, 1996, by and
                   among Value Vision International, Inc., VVI Manassas, Inc.,
                   WVVI(TV), Inc., Paxson Communications of Washington-66,
                   Inc., and the Company(10)
 10.142       --   Asset Purchase Agreement, dated November 21, 1996, by and
                   between Paxson Communications of Milwaukee-55, Inc. and
                   Channel 55 of Milwaukee, Inc.(10)
 10.143       --   Asset Purchase Agreement, dated December 13, 1996, by and
                   between Paxson Communications of the Keys, Inc., and Key
                   Chain, Inc. for Radio Stations WFKZ-FM, Plantation Key,
                   Florida, WAVK-FM, Marathon, Florida, and WKRY-FM, Key West,
                   Florida(10)
 10.144       --   Asset Purchase Agreement, dated December 10, 1996, by and
                   between Paxson Communications of Kansas City-50, Inc. and
                   Kansas City Youth for Christ, Inc. for Television Station
                   KYFC-TV, Kansas City, Missouri(10)
 10.145       --   Stock Purchase Agreement, dated December 11, 1996, by and
                   among Channel 64 of Scranton, Inc., Paxson Communication of
                   Scranton-64, Inc. and Ted Ehrhardt D/B/A Ehrhardt
                   Broadcasting(10)
 10.146       --   Asset Purchase Agreement, dated February 19, 1997, by and
                   between Paxson Communications of Ft. Pierce-34, Inc., and
                   Paramount Stations Group, Inc. for Television Station
                   WTVX(TV), Ft. Pierce, Florida(10)
 10.147       --   Promissory Note, dated February 12, 1997, by and between
                   Roberts Broadcasting of Hartford, L.L.C. and Paxson
                   Communications of New London-26, Inc. for Television Station
                   WTWS (TV), New London, Connecticut(10)
10.147.1      --   Time Brokerage Agreement, dated February 12, 1997, by and
                   between Roberts Broadcasting of Hartford, L. L. C. and
                   Paxson Communications of New London-26, Inc. for Television
                   Station WTWS(TV), New London, Connecticut(10)
10.147.2      --   Amendment to Asset Purchase Agreement, dated December 16,
                   1996, by and among Roberts Broadcasting of Hartford, L.L.P.,
                   Paxson Communications of New London-26, Inc., and Paxson New
                   London License, Inc.(10)
 10.148       --   Amended and Restated Promissory Note, dated April 16, 1996, by and between Ocean State Television, L. L. C. and Paxson
                   Communications of Providence-69, Inc.(10)
 10.149       --   Second Amendment to Stock Purchase and Option Agreement,
                   dated September 27, 1996, by and among Paxson Communications of Battle Creek-43, Inc., Western Michigan Christian
                   Broadcasting, Inc., Western Michigan Family Broadcasting,
                   Inc., Horizon Broadcasting Corporation, and William B.
                   Popjes.(10)
 10.150       --   Partnership Interest Purchase Agreement, dated February 14,
                   1997, by and among DP Media, Inc., Roberts Broadcasting,
                   L.L.C., and Roberts Broadcasting company of Raleigh-Durham,
                   L.P.(10)
 10.151       --   Option Purchase Agreement, dated February 14, 1997, by and between Paxson Communications of Raleigh-Durham-47, Inc.,
                   and D P. Media, Inc.(10)
 10.153       --   Asset Purchase Agreement, dated March 13, 1997 by and among
                   Paxson Communications of Detroit-31, Inc. and Blackstar
                   Communications, Inc. for Television Stations WBSX(TV) and
                   W48AV(10)
 10.154       --   Asset Purchase Agreement, dated March 25, 1997, by and
                   between Paxson Communications of West Palm Beach-25, Inc.
                   and The Hearst Corporation, for Television Station WPBF(TV),
                   West Palm Beach, Florida(10)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 10.155       --   Purchase and Sale of Option, dated March 26, 1997, by and
                   between Paxson Communications of Cleveland-67, Inc., and
                   Global Broadcasting Systems, Inc. for Television Station
                   WOAC(TV), Cleveland, Ohio(10)
10.155.1      --   Purchase and Sale of Option, dated March 26, 1997, by and
                   between Paxson Communications of Atlanta-14, Inc., and
                   Global Broadcasting Systems, Inc. for Television Station
                   WNGM(TV), Atlanta, Georgia(10)
 10.156       --   Asset purchase agreement, dated March 21, 1997, by and
                   between Whitehead Media of Florida, Inc., Whitehead
                   Broadcasting of Florida, Inc. and Paxson Communications of
                   Ft. Pierce-34, Inc. for Television Station WTVX(TV), Ft.
                   Pierce, Florida(10)
 10.157       --   Paxson Communications Corporation 1996 Stock Incentive
                   Plan(9)
 10.158       --   Loan agreement, dated March 26, 1996, by and between Paxson
                   Communications Corporation and Cocola Media Corporation of
                   San Francisco for television station KWOK-TV, Novato,
                   California(12)
 10.159       --   Asset purchase agreement, dated April 1, 1997, by and
                   between Paxson Communications Corporation and The Kralowec
                   Children's Family Trust and KKAK-TV, Inc. for television
                   station KKAG(TV), Porterville, California(12)
 10.160       --   Asset purchase agreement, dated May 5, 1997, by and among
                   Paxson Communications of Cedar Rapids-48, Inc., Fant
                   Broadcasting Company of Iowa, Inc. and Paxson Communications
                   Corporation for television station KTVC-TV, Cedar Rapids,
                   Iowa(12)
 10.161       --   Asset purchase agreement, dated April 15, 1997, by and among
                   Paxson Communications of Buffalo-51, Inc., Fant Broadcasting
                   of New York, L.L.C., Anthony Fant and Paxson Communications
                   Corporation for television station WAQF-TV(12)
 10.162       --   Assignment and acceptance agreement, dated April 18, 1997, among WQED Pittsburgh and Paxson Communications of
                   Pittsburgh-40, Inc.(12)
 10.163       --   Merger agreement, dated April 29, 1997, among WPBF Merger,
                   Inc. and WPBF License, Inc. and Paxson Communications of
                   West Palm Beach-25, Inc. and Paxson West Palm Beach License,
                   Inc.(11)
10.163.1      --   Paxson Communications of West Palm Beach-25, Inc. and Paxson
                   West Palm Beach License, Inc. Subordinated Promissory Note,
                   dated April 29, 1997(11)
10.163.2      --   Time brokerage agreement, dated April 29, 1997, by and
                   between Paxson Communications of West Palm Beach-25, Inc., and Paxson West Palm Beach License, Inc., and Paxson
                   Communications of Florida, Inc.(11)
 10.164       --   Asset purchase agreement, dated April 22, 1997, by and
                   between Paxson Communications of Miami-35, Inc. and Channel
                   35 of Miami, Inc.(12)
 10.165       --   Asset purchase agreement, dated April 22, 1997, by and
                   between Paxson Communications of Tampa-66, Inc. and Channel
                   66 of Tampa, Inc.(12)
 10.166       --   Asset purchase agreement, dated April 30, 1997, by and
                   between Paxson Communications of Green Bay-14, Inc and VCY
                   America, Inc. for television station WSCO(TV), Green Bay,
                   Wisconsin(12)
 10.167       --   Asset purchase agreement, dated May 12, 1997, by and between the Company, Paxson communications of New York City, ITT-Dow
                   Jones Television, ITT Corporation and Dow Jones & Company
                   for Television Station WBIS(TV), New York City, New York(12)
10.167.1      --   Time brokerage agreement, dated May 1997, by and between
                   ITT-Dow Jones Television and Paxson Communications of New
                   York-31, Inc. for Television Station WBIS(TV), New York
                   City, New York(12)
 10.168       --   Construction Agreement, dated December 23, 1996, between
                   WHCT Broadcasting, Inc., and Paxson Communications of
                   Hartford-18, Inc. for WHCT(TV), Channel 18, Hartford,
                   Connecticut(13)
 10.169       --   Asset Purchase Agreement, dated April 11, 1997, by and
                   between Roberts Broadcasting of Cookeville, L.L.C. and
                   Paxson Communications of Nashville-28, Inc. (13)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 10.170       --   Amended and Restated Asset Purchase Agreement, dated April
                   15, 1997, by and among Paxson Communications of Buffalo-51,
                   Inc., Fant Broadcasting Company of New York, L.L.C., Anthony
                   Fant and Paxson Communications Corporation(13)
 10.171       --   Asset Purchase Agreement, dated May 14, 1997, by and between
                   Paxson Communications of West Palm Beach, Inc. and American
                   Radio Systems Corporation(13)
 10.172       --   Option Agreement, dated May 20, 1997, by and between Paxson
                   Communications of Honolulu-66, Inc. and Dove Broadcasting
                   Company of Hawaii, Inc. for television station KAPA(TV),
                   Kaneohe, Hawaii(13)
10.172.1      --   Loan Agreement, dated May 20, 1997, by and among Paxson
                   Communications of Honolulu-66, Inc., and Dove Broadcasting
                   Company of Hawaii(13)
 10.173       --   Asset Purchase Agreement, dated May 28, 1997, by and among
                   Paxson Communications of Roanoke-38, Inc., Vine and Branch,
                   Inc. and Evangel Foursquare Church for television station
                   WEFC, Roanoke, Virginia(13)
 10.174       --   Loan Agreement, dated June 10, 1997, by and between Paxson
                   Communications of Boston-46, Inc. and Channel 46 of Boston,
                   Inc. for television station WHRC(TV), Norwell,
                   Massachusetts(13)
 10.175       --   Asset Acquisition Agreement, dated June 13, 1997, by and
                   among Landmark Communications, Inc., The Travel Channel,
                   Inc., and Paxson Communications(13)
 10.176       --   Asset Purchase Agreement, dated June 23, 1997, by and
                   between Paxson Communications of Orlando-56, Inc. and
                   Channel 56 of Orlando, Inc.(13)
 10.177       --   Loan Agreement, dated June 30, 1997, by and between Roberts
                   Broadcasting Company of Albuquerque and Paxson
                   Communications of Albuqurque-14, Inc. relating to television station (Channel 14), Albuquerque, New Mexico(13)
 10.178       --   Asset Purchase Agreement, dated June 25, 1997, by and
                   between John W. Hyde, as Chapter 11 Trustee of the Chapter
                   11 Debtor Estate of Riklis Broadcasting Corporation, AKA
                   KADY-TV, AKA Pacific Rim Video and Paxson Communications of
                   Los Angeles-63, Inc.(13)
 10.179       --   Asset Purchase Agreement, dated August 25, 1997, by and
                   among Paxson Communications Corporation, Clear Channel
                   Metroplex, Inc., Clear Channel Metroplex Licenses, Inc. and
                   Clear Channel Communications, Inc. (filed as exhibit 2.1
                   with the Company's Form 8-K, dated October 1, 1997 and
                   incorporated herein by reference)
 10.180       --   Asset Purchase Agreement, dated August 25, 1997, by and
                   among Paxson Communications Corporation, L. Paxson, Inc.,
                   Clear Channel Metroplex, Inc., Clear Channel Metroplex
                   Licenses, Inc. and Clear Channel Communications, Inc. (filed as exhibit 2.2 with the Company's Form 8-K, dated October 1,
                   1997 and incorporated herein by reference)
 10.181       --   Asset Purchase Agreement, dated August 29, 1997, by and
                   among Paxson Communications of Fayetteville-62, Inc.,
                   Fayetteville-Cumberland Telecasters, Inc.,
                   Fayetteville-Cumberland Telecasters Inc.,
                   Debtor-in-Possession, and Poplar Apartments Limited
                   Partnership for Television station WFAY, Fayetteville, North
                   Carolina(14)
 10.182       --   Stock Purchase Agreement, dated September 2, 1997, by and
                   among Channel 29 of Charleston, Inc., Paxson Communications of Charleston-29, Inc. and Mountaineer Broadcasting
                   Corporation and William L. Kepper(14)
 10.183       --   Stock Purchase Agreement, dated September 9, 1997, by and
                   among Channel 46 of Tucson, Inc., Paxson Communications of
                   Tucson-46, Inc. and Sungilt Corporation, Inc. (14)
 10.184       --   Asset Purchase Agreement, dated October 16, 1997, by and
                   between Paxson Communications Corporation and Channel 49
                   Acquisition Corporation for television station WJCB-TV,
                   Norfolk, Virginia(14)
 10.185       --   Asset Purchase Agreement, dated October 24, 1997, between
                   Universal Outdoor, Inc. and Paxson Communications
                   Corporation(14)
 10.186       --   Option Agreement, dated November 14, 1997, by and between
                   Paxson Communications Corporation and Flinn Broadcasting
                   Corporation for Television station WCCL-TV, New Orleans,
                   Louisiana(15)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 10.187       --   Option Agreement, dated November 14, 1997, by and between
                   Paxson Communications Corporation and Flinn Broadcasting
                   Corporation for Television station WFBI-TV, Memphis,
                   Tennessee(15)
 10.188       --   Asset Purchase Agreement, dated January 26, 1998, by and
                   among DP Media of Milwaukee, Inc., Paxson Communications of
                   Milwaukee-55, Inc. and Paxson Milwaukee License, Inc. for
                   Television station WPXE(TV), Kenosha, Wisconsin(15)
 10.189       --   Asset and Stock Purchase and Option Grant Agreement, dated as of November 14, 1997, by and among ValueVision
                   International, Inc., VVI Seattle, Inc., VVI LPTV, Inc., VVI
                   Spokane, Inc., VVI Tallahassee, Inc. and Paxson
                   Communications Corporation(15)
 10.190       --   Limited Liability Company Agreement of The Travel Channel,
                   L.L.C. dated as of November 24, 1997(15)
 10.191       --   Asset Purchase Agreement, dated as of November 24, 1997, by and among Travel Channel Acquisition Corporation, Project
                   Discovery, Inc., Paxson Communications Corporation and
                   Discovery Communications, Inc.(15)
 10.192       --   Guaranty Agreement, dated as of November 24, 1997, made by
                   Discovery Communications, Inc., in favor of Travel Channel
                   Acquisition Corporation(15)
 10.193       --   Asset Exchange Agreement, dated January 26, 1998, by and
                   among Paxson Communications of Chicago-38, Inc., Christian
                   Communications of Chicagoland, Inc., and Paxson
                   Communications Corporation(15)
10.193.1      --   Programming Agreement by and between Paxson Communications of Chicago-38, Inc. and Christian Communications of
                   Chicagoland Inc.(15)
 10.194       --   Asset Purchase Agreement, dated March 19, 1998, by and
                   between Paxson Communications of Atlanta-14, Inc. and SKMD
                   Broadcasting Partnership and USA Station Group of Maryland,
                   Inc.(16)
 10.195       --   Asset Purchase Agreement, dated March 19, 1998, by and among
                   Paxson Communications of Portland-22, Inc.; Paxson
                   Communications Corporation; Blackstar Communications of
                   Oregon, Inc.; and Blackstar of Salem, Inc.(16)
 10.196       --   Membership Purchase Agreement, dated January 14, 1998, by
                   and among Dr. Joseph A. Zavaletta, South Texas Vision,
                   L.L.C., Paxson Communications of San Antonio-26, Inc., and
                   Paxson Communications Corporation for television station
                   Channel 26, Uvalde, Texas(16)
 10.197       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and Jeffrey Sagansky*
 10.198       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and James B. Bocock*
 10.199       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and Dean M. Goodman*
 10.200       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and J. Jay Hoker*
 10.201       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and Arthur D. Tek*
 10.202       --   Paxson Communications Corporation 1998 Stock Incentive Plan
     12       --   Computation of Ratio of Earnings to Fixed Charges*
     21       --   List of Subsidiaries
   23.1       --   Consent of Holland & Knight LLP (contained in Exhibit 5.1)
   23.2       --   Consent of PricewaterhouseCoopers LLP, independent certified public accountants*
     24       --   Powers of Attorney (included on signature pages of
                   Registration Statement)*
     25       --   Statement of Eligibility of Trustee, The Bank of New York,
                   on Form T-1*
   99.1       --   Form of Letter of Transmittal
   99.2       --   Form of Notice of Guaranteed Delivery

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
   99.3       --   Exchange Agent Agreement


---------------


  *  Previously filed.

 (1) Filed with the Company's Registration Statement on Form S-4, filed September 26, 1994, Registration No. 33-84416 and incorporated herein by reference.
 (2) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.
 (3) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and incorporated herein by reference.
 (4) Filed with the Company's Registration Statement on Form S-4, as amended, filed January 23, 1996, Registration No. 33-63765 and incorporated herein by reference.
 (5) Filed with the Company's Registration Statement on Form S-1, as amended, filed January 26, 1996, Registration No. 333-473 and incorporated herein by reference.
 (6) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, and incorporated herein by reference.
 (7) Filed with the Company's Registration Statement on Form S-3, as amended, filed August 15, 1996, Registration No. 333-10267 and incorporated herein by reference.
 (8) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.
 (9) Filed with the Company's Registration Statement on Form S-8, filed January 22, 1997, Registration No. 333-20163 and incorporated herein by reference.
(10) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference.
(11) Filed with the Company's Report on Form 8-K, dated April 29, 1997, under
     Item 7. Financial Statements and Exhibits and incorporated herein by reference.
(12) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.
(13) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, and incorporated herein by reference.
(14) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, and incorporated herein by reference.
(15) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated herein by reference.
(16) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, and incorporated herein by reference.


     (b) Financial Statement Schedules


     All required financial statement schedules have been filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated herein by reference.

     (c) Not Applicable.

ITEM 22.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (b)(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation, has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on July 30, 1998.


                                        PAXSON COMMUNICATIONS CORPORATION


                                        By:        /s/ ARTHUR D. TEK

                                           -------------------------------------

                                           Arthur D. Tek


                                           Vice President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 SIGNATURES                                     TITLE                        DATE
                 ----------                                     -----                        ----

                      *                        Chief Executive Officer, President and    July 30, 1998
---------------------------------------------  Director (Principal Executive Officer)
              Jeffrey Sagansky

                      *                        Vice President, Chief Financial Officer   July 30, 1998
---------------------------------------------  and Director (Principal Financial
                Arthur D. Tek                  Officer)

                      *                        Vice President and Controller (Principal  July 30, 1998
---------------------------------------------  Accounting Officer)
             Kenneth M. Gamache

                      *                        Chairman of the Board, Director           July 30, 1998
---------------------------------------------
              Lowell W. Paxson

                      *                        Vice Chairman, Director                   July 30, 1998
---------------------------------------------
            William E. Simon, Jr.

                      *                        Co-President, Director                    July 30, 1998
---------------------------------------------
               James B. Bocock

                      *                        Director                                  July 30, 1998
---------------------------------------------
              Bruce L. Burnham

                      *                        Director                                  July 30, 1998
---------------------------------------------
             James L. Greenwald

           *By: /s/ ARTHUR D. TEK
   ---------------------------------------
                Arthur D. Tek
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants listed directly below has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on July 30, 1998.


GUARANTORS:

PAXSON COMMUNICATIONS MANAGEMENT COMPANY, a Florida corporation
EXCEL MARKETING ENTERPRISES, INC., a Florida corporation
PAXSON COMMUNICATIONS TELEVISION, INC., a Florida corporation
PAXSON COMMUNICATIONS OF ATLANTA-14, INC., a Florida corporation
PAXSON ATLANTA LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF BOSTON-60, INC., a Florida corporation
PAXSON BOSTON LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF DALLAS-68, INC., a Florida corporation
PAXSON DALLAS LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF NEW LONDON-26, INC., a Florida corporation PAXSON COMMUNICATIONS OF PHILADELPHIA-61, INC., a Florida corporation PAXSON PHILADELPHIA LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF MIAMI-35, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SAN JOSE-65, INC., a Florida corporation PAXSON SAN JOSE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF TAMPA-66, INC., a Florida corporation
PAXSON COMMUNICATIONS OF LOS ANGELES-30, INC., a Florida corporation PAXSON LOS ANGELES LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF MINNEAPOLIS-41, INC., a Florida corporation PAXSON COMMUNICATIONS OF ST. LOUIS-13, INC., a Florida corporation PAXSON MINNEAPOLIS LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF ORLANDO-56, INC., a Florida corporation
PAXSON COMMUNICATIONS OF HOUSTON-49, INC., a Florida corporation
PAXSON HOUSTON LICENSE, INC., a Florida corporation
INFOMALL TV NETWORK, INC., a Delaware corporation
PAXSON COMMUNICATIONS OF CLEVELAND-67, INC., a Florida corporation PAXSON COMMUNICATIONS OF WASHINGTON-60, INC., a Florida corporation PAXSON WASHINGTON LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF PHOENIX-13, INC., a Florida corporation
PAXSON PHOENIX LICENSE, INC., a Florida corporation
INFOMALL LOS ANGELES, INC., Florida corporation
PAXSON COMMUNICATIONS OF MILWAUKEE-55, INC., a Florida corporation PAXSON COMMUNICATIONS OF DENVER-59, INC., a Florida corporation
PAXSON COMMUNICATIONS OF NEW YORK-43, INC., a Florida corporation PAXSON NEW YORK LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF AKRON-23, INC., a Florida corporation
PAXSON AKRON LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF DAYTON-26, INC., a Florida corporation
PAXSON COMMUNICATIONS OF BATTLE CREEK-43, INC., a Florida corporation PAXSON COMMUNICATIONS OF ALBANY-55, INC., a Florida corporation
PAXSON COMMUNICATIONS OF RALEIGH DURHAM-47, INC., a Florida corporation PAXSON COMMUNICATIONS L.P.T.V., INC., a Florida corporation
PAXSON DAYTON LICENSE, INC., a Florida corporation
PAXSON DENVER LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC., a Florida corporation PAXSON COMMUNICATIONS OF GREENSBORO-16, INC., a Florida corporation

PAXSON GREENSBORO LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF TULSA-44, INC., a Florida corporation
PAXSON SPORTS VENTURES COMPANY, a Florida corporation
PCC DIRECT, INC., a Florida corporation
PAXSON COMMUNICATIONS OF OKLAHOMA CITY-62, INC., a Florida corporation PAXSON ALBANY LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SACRAMENTO-29, INC., a Florida corporation PAXSON SACRAMENTO LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SEATTLE-33, INC., a Florida corporation
PAXSON SEATTLE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SAN JUAN, INC., a Florida corporation
PAXSON COMMUNICATIONS OF BOSTON-46, INC., a Florida corporation
PAXSON COMMUNICATIONS OF PHOENIX-51, INC., a Florida corporation
PAXSON COMMUNICATIONS OF LITTLE ROCK-42, INC., a Florida corporation PAXSON LITTLE ROCK LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC., a Florida corporation PAXSON BIRMINGHAM LICENSE, INC., a Florida corporation
PAXSON SPORTS OF MIAMI, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SALT LAKE CITY-30, INC., a Florida corporation PAXSON SALT LAKE CITY LICENSE, INC., a Florida corporation
PAXSON OKLAHOMA CITY LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF WASHINGTON-66, INC., a Florida corporation PAXSON COMMUNICATIONS OF SCRANTON-64, INC., a Florida corporation PAXSON SCRANTON LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF KANSAS CITY-50, INC., a Florida corporation PAXSON KANSAS CITY LICENSE, INC., a Florida corporation
PAXSON MILWAUKEE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF HARTFORD-18, INC., a Florida corporation PAXSON COMMUNICATIONS OF PITTSBURGH-40, INC., a Florida corporation PAXSON COMMUNICATIONS OF DETROIT-31, INC., a Florida corporation
PAXSON DETROIT LICENSE, INC., a Florida corporation
PAXSON PITTSBURGH LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF ROANOKE-38, INC., a Florida corporation
PAXSON ROANOKE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF FRESNO-61, INC., a Florida corporation
PAXSON FRESNO LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF NASHVILLE-28, INC., a Florida corporation PAXSON TENNESSEE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF CEDAR RAPIDS-48, INC., a Florida corporation PAXSON CEDAR RAPIDS LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF BUFFALO-51, INC., a Florida corporation
PAXSON BUFFALO LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF GREEN BAY-14, INC., a Florida corporation PAXSON GREEN BAY LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF TUCSON-46, INC., a Florida corporation
PAXSON TUCSON LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF NEW YORK-31, INC., a Florida corporation PAXSON MIAMI-35 LICENSE, INC., a Florida corporation
PAXSON TAMPA-66 LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF HAWAII-66, INC., a Florida corporation
PAXSON HAWAII LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF LOS ANGELES-63, INC., a Florida corporation PAXSON COMMUNICATIONS OF ALBUQUERQUE-14, INC., a Florida corporation

PAXSON COMMUNICATIONS OF FAYETTEVILLE-62, INC., a Florida corporation PAXSON FAYETTEVILLE LICENSE, INC., a Florida corporation
UNITED BROADCAST GROUP II, INC., a Texas corporation
PAXSON COMMUNICATIONS OF CHARLESTON-29, INC., a Florida corporation PAXSON CHARLESTON LICENSE, INC., a Florida corporation
JETSTAR DEVELOPMENT, INC., a Florida corporation
PAX NET, INC., a Delaware corporation
PAXSON TELEVISION PRODUCTIONS, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SYRACUSE-56, INC., a Florida corporation
PAXSON SYRACUSE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF DECATUR-23, INC., a Florida corporation
PAXSON DECATUR LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF MEMPHIS-50, INC., a Florida corporation
PAXSON COMMUNICATIONS OF KNOXVILLE-54, INC., a Florida corporation PAXSON COMMUNICATIONS OF NEW ORLEANS-49, INC., a Florida corporation PAXSON COMMUNICATIONS OF PORTLAND-23, INC., a Florida corporation
PAXSON ORLANDO LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF CHICAGO-38, INC., a Florida corporation
PAXSON CHICAGO LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF NORFOLK-49, INC., a Florida corporation
PAXSON ALBUQUERQUE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF DAVENPORT-67, INC., a Florida corporation PAXSON DAVENPORT LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF DES MOINES-39, INC., a Florida corporation PAXSON DES MOINES LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF GREENVILLE-38, INC., a Florida corporation PAXSON GREENVILLE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF JACKSON-51, INC., a Florida corporation
PAXSON JACKSON LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF MOBILE-61, INC., a Florida corporation
PAXSON MOBILE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF ODESSA-30, INC., a Florida corporation
PAXSON ODESSA LICENSE, INC., a Florida corporation
PAXSON PORTLAND LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SHREVEPORT-21, INC., a Florida corporation PAXSON SHREVEPORT LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SPOKANE-34, INC., a Florida corporation
PAXSON SPOKANE LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF ST. CROIX-15, INC., a Florida corporation PAXSON ST. CROIX LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SPRINGFIELD-34, INC., a Florida corporation PAXSON SPRINGFIELD LICENSE, INC., a Florida corporation
CHANNEL 56 OF ORLANDO, INC., a Florida corporation
TRAVEL CHANNEL ACQUISITION CORPORATION, a Delaware corporation
PAXSON COMMUNICATIONS OF WEST PALM BEACH-67, INC., a Florida corporation PAXSON COMMUNICATIONS OF LEXINGTON-67, INC., a Florida corporation PAXSON LEXINGTON LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF PORTLAND-22, INC., a Florida corporation
PAXSON SALEM LICENSE, INC., a Florida corporation
PAXSON COMMUNICATIONS OF SAN ANTONIO-26, INC., a Florida corporation PAXSON COMMUNICATIONS OF FARGO-27, INC., a Florida corporation
PAXSON TULSA LICENSE, INC., a Florida corporation
PAXSON KNOXVILLE LICENSE, INC., a Florida corporation

PAX NET TELEVISION PRODUCTIONS, INC., a Florida corporation
PAXSON COMMUNICATIONS OF WAUSAU-46, INC., a Florida corporation
PAXSON WAUSAU LICENSE, INC., a Florida corporation
PAXSON FARGO LICENSE, INC., a Florida corporation
COCOLA MEDIA CORPORATION OF SAN FRANCISCO, a California corporation CHANNEL 44 OF TULSA, INC., a Delaware corporation
COCOLA MEDIA CORPORATION OF FLORIDA, a Delaware corporation


By:       /s/ ARTHUR D. TEK

    --------------------------------

    Arthur D. Tek


    Vice President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURES                                     TITLE                    DATE
                     ----------                                     -----                    ----
                          *                            Chairman and Director (Principal  July 30, 1998
-----------------------------------------------------  Executive Officer)
                  Lowell W. Paxson

                          *                            Vice President and Treasurer      July 30, 1998
-----------------------------------------------------  (Principal Financial and
                   Arthur D. Tek                       Accounting Officer)

               *By: /s/ ARTHUR D. TEK
  ------------------------------------------------
                    Arthur D. Tek
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant listed directly below has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida, on July 30, 1998.


GUARANTORS:

S & E NETWORK, INC., a Puerto Rico corporation


By:       /s/ ARTHUR D. TEK

    --------------------------------

    Arthur D. Tek


    Vice President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURES                                     TITLE                    DATE
                     ----------                                     -----                    ----
                          *                            Chairman and Director (Principal  July 30, 1998
-----------------------------------------------------  Executive Officer)
                  Lowell W. Paxson

                          *                            Vice President and Treasurer      July 30, 1998
-----------------------------------------------------  (Principal Financial and
                    Arthur D. Tek                      Accounting Officer)

                          *                            President and Director            July 30, 1998
-----------------------------------------------------
                   James B. Bocock

               *By: /s/ ARTHUR D. TEK
  ------------------------------------------------
                    Arthur D. Tek
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants listed directly below has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on July 30, 1998.


GUARANTORS:

OCEAN STATE TELEVISION, L.L.C., a Delaware limited liability company

PAXSON COMMUNICATIONS LICENSE COMPANY, LLC, A Delaware limited liability company


By:       /s/ ARTHUR D. TEK

    --------------------------------

    Arthur D. Tek


    Vice President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURES                                     TITLE                    DATE
                     ----------                                     -----                    ----
                          *                            Chairman and Manager (Principal   July 30, 1998
-----------------------------------------------------  Executive Officer)
                  Lowell W. Paxson

                          *                            Vice President and Treasurer      July 30, 1998
-----------------------------------------------------  (Principal Financial and
                   Arthur D. Tek                       Accounting Officer)

               *By: /s/ ARTHUR D. TEK
  ------------------------------------------------
                    Arthur D. Tek
                  Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
  3.1.1       --   Certificate of Incorporation of the Company(2)
  3.1.2       --   Bylaws of the Company(5)
  3.2.1       --   Certificate of Designation of the Company's Junior
                   Cumulative Compounding Redeemable Preferred Stock(2)
  3.2.2       --   Certificate of Designation of the Company's 12 1/2%
                   Cumulative Exchangeable Preferred Stock(5)
  3.2.3       --   Certificate of Designation of the Company's original 13 1/4%
                   Cumulative Junior Exchangeable Preferred Stock*
  3.2.4       --   Certificate of Designation of the Company's 9 3/4% Series A
                   Convertible Preferred Stock*
  3.2.5       --   Certificate of Designation of the Company's new 13 1/4%
                   Cumulative Junior Exchangeable Preferred Stock
  3.3.1       --   Articles of Incorporation of Paxson Communications
                   Management Company(4)
  3.3.2       --   Bylaws of Paxson Communications Management Company(4)
  3.4.1       --   Articles of Incorporation of Excel Marketing Enterprises,
                   Inc.(4)
  3.4.2       --   Bylaws of Excel Marketing Enterprises, Inc.(4)
  3.5.1       --   Articles of Incorporation of Paxson Communications
                   Television, Inc.(4)
  3.5.2       --   Bylaws of Paxson Communications Television, Inc.(4)
  3.6.1       --   Articles of Incorporation of Paxson Communications of
                   Atlanta-14, Inc.(4)
  3.6.2       --   Bylaws of Paxson Communications of Atlanta-14, Inc.(4)
  3.7.1       --   Articles of Incorporation of Paxson Atlanta License, Inc.(4)
  3.7.2       --   Bylaws of Paxson Atlanta License, Inc.(4)
  3.8.1       --   Articles of Incorporation of Paxson Communications of
                   Boston-60, Inc.(4)
  3.8.2       --   Bylaws of Paxson Communications of Boston-60, Inc.(4)
  3.9.1       --   Articles of Incorporation of Paxson Boston License, Inc.(4)
  3.9.1       --   Bylaws of Paxson Boston License, Inc.(4)
 3.10.1       --   Articles of Incorporation of Paxson Communications of
                   Dallas-68, Inc.(4)
 3.10.2       --   Bylaws of Paxson Communications of Dallas-68, Inc.(4)
 3.11.1       --   Articles of Incorporation of Paxson Dallas License, Inc.(4)
 3.11.2       --   Bylaws of Paxson Dallas License, Inc.(4)
 3.12.1       --   Articles of Incorporation of Paxson Communications of New
                   London-26, Inc.(4)
 3.12.2       --   Bylaws of Paxson Communications of New London-26, Inc.(4)
 3.13.1       --   Articles of Incorporation of Paxson Communications of
                   Philadelphia-61, Inc.(4)
 3.13.2       --   Bylaws of Paxson Communications of Philadelphia-61, Inc.(4)
 3.14.1       --   Articles of Incorporation of Paxson Philadelphia License,
                   Inc.(4)
 3.14.2       --   Bylaws of Paxson Philadelphia License, Inc.(4)
 3.15.1       --   Articles of Incorporation of Paxson Communications of
                   Miami-35, Inc.(4)
 3.15.2       --   Bylaws of Paxson Communications of Miami-35, Inc.(4)
 3.16.1       --   Articles of Incorporation of Paxson Communications of San
                   Jose-65, Inc.(4)
 3.16.2       --   Bylaws of Paxson Communications of San Jose-65, Inc.(4)
 3.17.1       --   Articles of Incorporation of Paxson San Jose License,
                   Inc.(4)
 3.17.2       --   Bylaws of Paxson San Jose License, Inc.(4)
 3.18.1       --   Articles of Incorporation of Paxson Communications of
                   Tampa-66, Inc.(4)
 3.18.2       --   Bylaws of Paxson Communications of Tampa-66, Inc.(4)
 3.19.1       --   Articles of Incorporation of Paxson Communications of Los
                   Angeles-30, Inc.(4)
 3.19.2       --   Bylaws of Paxson Communications of Los Angeles-30, Inc.(4)
 3.20.1       --   Articles of Incorporation of Paxson Los Angeles License,
                   Inc.(4)
 3.20.2       --   Bylaws of Paxson Los Angeles License, Inc.(4)
 3.21.1       --   Articles of Incorporation of Paxson Communications of
                   Minneapolis-41, Inc.(4)
 3.21.2       --   Bylaws of Paxson Communications of Minneapolis-41, Inc.(4)
 3.22.1       --   Articles of Incorporation of Paxson Communications of St.
                   Louis-13, Inc.(4)
 3.22.2       --   Bylaws of Paxson Communications of St. Louis-13, Inc.(4)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 3.23.1       --   Articles of Incorporation of Paxson Minneapolis License,
                   Inc.(4)
 3.23.2       --   Bylaws of Paxson Minneapolis License, Inc.(4)
 3.24.1       --   Articles of Incorporation of Paxson Communications of
                   Orlando-56, Inc.(4)
 3.24.2       --   Bylaws of Paxson Communications of Orlando-56, Inc.(4)
 3.25.1       --   Articles of Incorporation of Paxson Communications of
                   Houston-49, Inc.(4)
 3.25.2       --   Bylaws of Paxson Communications of Houston-49, Inc.(4)
 3.26.1       --   Articles of Incorporation of Paxson Houston License, Inc.(4)
 3.26.2       --   Bylaws of Paxson Houston License, Inc.(4)
 3.27.1       --   Certificate of Incorporation of Infomall TV Network, Inc.(4)
 3.27.2       --   Bylaws of Infomall TV Network, Inc.(4)
 3.28.1       --   Articles of Incorporation of Paxson Communications of
                   Cleveland-67, Inc.(4)
 3.28.2       --   Bylaws of Paxson Communications of Cleveland-67, Inc.(4)
 3.29.1       --   Articles of Incorporation of Paxson Communications of
                   Washington-60, Inc.(4)
 3.29.2       --   Bylaws of Paxson Communications of Washington-60, Inc.(4)
 3.30.1       --   Articles of Incorporation of Paxson Washington License,
                   Inc.(4)
 3.30.2       --   Bylaws of Paxson Washington License, Inc.(4)
 3.31.1       --   Articles of Incorporation of Paxson Communications of
                   Phoenix-13, Inc.(4)
 3.31.2       --   Bylaws of Paxson Communications of Phoenix-13, Inc.(4)
 3.32.1       --   Articles of Incorporation of Paxson Phoenix License, Inc.(4)
 3.32.2       --   Bylaws of Paxson Phoenix License, Inc.(4)
 3.33.1       --   Articles of Incorporation of Infomall Los Angeles, Inc.(4)
 3.33.2       --   Bylaws of Infomall Los Angeles, Inc.(4)
 3.34.1       --   Articles of Incorporation of Paxson Communications of
                   Milwaukee-55, Inc.(4)
 3.34.2       --   Bylaws of Paxson Communications of Milwaukee-55, Inc.(4)
 3.35.1       --   Articles of Incorporation of Paxson Communications of
                   Denver-59, Inc.(4)
 3.35.2       --   Bylaws of Paxson Communications of Denver-59, Inc.(4)
 3.36.1       --   Articles of Incorporation of Paxson Communications of New
                   York-43, Inc.(4)
 3.36.2       --   Bylaws of Paxson Communications of New York-43, Inc.(4)
 3.37.1       --   Articles of Incorporation of Paxson New York License,
                   Inc.(4)
 3.37.2       --   Bylaws of Paxson New York License, Inc.(4)
 3.38.1       --   Articles of Incorporation of Paxson Communications of
                   Akron-23, Inc.(4)
 3.38.2       --   Bylaws of Paxson Communications of Akron-23, Inc.(4)
 3.39.1       --   Articles of Incorporation of Paxson Akron License, Inc.(4)
 3.39.2       --   Bylaws of Paxson Akron License, Inc.(4)
 3.40.1       --   Articles of Incorporation of Paxson Communications of
                   Dayton-26, Inc.(4)
 3.40.2       --   Bylaws of Paxson Communications of Dayton-26, Inc.(4)
 3.41.1       --   Articles of Incorporation of Paxson Communications of San
                   Juan, Inc.(7)
 3.41.2       --   Bylaws of Paxson Communications of San Juan, Inc.(7)
 3.42.1       --   Articles of Incorporation of Paxson Communications of Battle
                   Creek-43, Inc.(7)
 3.42.2       --   Bylaws of Paxson Communications of Battle Creek-43, Inc.(7)
 3.43.1       --   Articles of Incorporation of Paxson Communications of
                   Albany-55, Inc.(7)
 3.43.2       --   Bylaws of Paxson Communications of Albany-55, Inc.(7)
 3.44.1       --   Articles of Incorporation of Paxson Albany License, Inc.(7)
 3.44.2       --   Bylaws of Paxson Albany License, Inc.(7)
 3.45.1       --   Articles of Incorporation of Paxson Communications of
                   Raleigh Durham-47, Inc.(7)
 3.45.2       --   Bylaws of Paxson Communications of Raleigh Durham-47,
                   Inc.(7)
 3.46.1       --   Articles of Incorporation of Paxson Communications L.P.T.V.,
                   Inc.(7)
 3.46.2       --   Bylaws of Paxson Communications L.P.T.V., Inc.(7)
 3.47.1       --   Articles of Incorporation of Paxson Dayton License, Inc.(7)
 3.47.2       --   Bylaws of Paxson Dayton License, Inc.(7)
 3.48.1       --   Articles of Incorporation of Paxson Denver License, Inc.(7)
 3.48.2       --   Bylaws of Paxson Denver License, Inc.(7)
 3.49.1       --   Articles of Incorporation of Paxson Communications of
                   Providence-69, Inc.(7)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 3.49.2       --   Bylaws of Paxson Communications of Providence-69, Inc.(7)
 3.50.1       --   Articles of Incorporation of Paxson Communications of
                   Greensboro-16, Inc.(7)
 3.50.2       --   Bylaws of Paxson Communications of Greensboro-16, Inc.(7)
 3.51.1       --   Articles of Incorporation of Paxson Greensboro License,
                   Inc.(7)
 3.51.2       --   Bylaws of Paxson Greensboro License, Inc.(7)
 3.52.1       --   Articles of Incorporation of Paxson Communications of
                   Tulsa-44, Inc.(7)
 3.52.2       --   Bylaws of Paxson Communications of Tulsa-44, Inc.(7)
 3.53.1       --   Articles of Incorporation of Paxson Sports Ventures
                   Company(7)
 3.53.2       --   Bylaws of Paxson Sports Ventures Company(7)
 3.54.1       --   Articles of Incorporation of PCC Direct, Inc.(7)
 3.54.2       --   Bylaws of PCC Direct, Inc.(7)
 3.55.1       --   Articles of Incorporation of Paxson Communications of
                   Oklahoma City-62, Inc.(7)
 3.55.2       --   Bylaws of Paxson Communications of Oklahoma City-62, Inc.(7)
 3.56.1       --   Articles of Incorporation of Paxson Communications of
                   Sacramento-29, Inc.(7)
 3.56.2       --   Bylaws of Paxson Communications of Sacramento-29, Inc.(7)
 3.57.1       --   Articles of Incorporation of Paxson Sacramento License,
                   Inc.(7)
 3.57.2       --   Bylaws of Paxson Sacramento License, Inc.(7)
 3.58.1       --   Articles of Incorporation of Paxson Communications of
                   Seattle-33, Inc.(7)
 3.58.2       --   Bylaws of Paxson Communications of Seattle-33, Inc.(7)
 3.59.1       --   Articles of Incorporation of Paxson Seattle License, Inc.(7)
 3.59.2       --   Bylaws of Paxson Seattle License, Inc.(7)
 3.60.1       --   Articles of Incorporation of Paxson Communications of
                   Boston-46, Inc.(7)
 3.60.2       --   Bylaws of Paxson Communications of Boston-46, Inc.(7)
 3.61.1       --   Articles of Incorporation of Paxson Communications of Little
                   Rock-42, Inc.(7)
 3.61.2       --   Bylaws of Paxson Communications of Little Rock-42, Inc.(7)
 3.62.1       --   Articles of Incorporation of Paxson Little Rock License,
                   Inc.(7)
 3.62.2       --   Bylaws of Paxson Little Rock License, Inc.(7)
 3.63.1       --   Articles of Incorporation of Paxson Communications of
                   Phoenix-51, Inc.(7)
 3.63.2       --   Bylaws of Paxson Communications of Phoenix-51, Inc.(7)
 3.64.1       --   Articles of Incorporation of Paxson Communications of
                   Birmingham-44, Inc.(7)
 3.64.2       --   Bylaws of Paxson Communications of Birmingham-44, Inc.(7)
 3.65.1       --   Articles of Incorporation of Paxson Birmingham License,
                   Inc.(7)
 3.65.2       --   Bylaws of Paxson Birmingham License, Inc.(7)
 3.66.1       --   Articles of Incorporation of Paxson Sports of Miami, Inc.(7)
 3.66.2       --   Bylaws of Paxson Sports of Miami, Inc.(7)
 3.67.1       --   Articles of Incorporation of Paxson Communications of Salt
                   Lake City-30, Inc.
 3.67.2       --   Bylaws of Paxson Communications of Salt Lake City-30, Inc.
 3.68.1       --   Articles of Incorporation of Paxson Salt Lake City License,
                   Inc.
 3.68.2       --   Bylaws of Paxson Salt Lake City License, Inc.
 3.69.1       --   Articles of Incorporation of Paxson Oklahoma City License,
                   Inc.
 3.69.2       --   Bylaws of Paxson Oklahoma City License, Inc.
 3.70.1       --   Articles of Incorporation of Paxson Communications of
                   Washington-66, Inc.
 3.70.2       --   Bylaws of Paxson Communications of Washington-66, Inc.
 3.71.1       --   Articles of Incorporation of Paxson Communications of
                   Scranton-64, Inc.
 3.71.2       --   Bylaws of Paxson Communications of Scranton-64, Inc.
 3.72.1       --   Articles of Incorporation of Paxson Scranton License, Inc.
 3.72.2       --   Bylaws of Paxson Scranton License, Inc.
 3.73.1       --   Articles of Incorporation of Paxson Communications of Kansas
                   City-50, Inc.
 3.73.2       --   Bylaws of Paxson Communications of Kansas City-50, Inc.
 3.74.1       --   Articles of Incorporation of Paxson Milwaukee License, Inc.
 3.74.2       --   Bylaws of Paxson Milwaukee License, Inc.
 3.75.1       --   Articles of Incorporation of Paxson Communications of
                   Hartford-18, Inc.
 3.75.2       --   Bylaws of Paxson Communications of Hartford-18, Inc.

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 3.76.1       --   Articles of Incorporation of Paxson Communications of
                   Pittsburgh-40, Inc.
 3.76.2       --   Bylaws of Paxson Communications of Pittsburgh-40, Inc.
 3.77.1       --   Articles of Incorporation of Paxson Communications of
                   Detroit-31, Inc.
 3.77.2       --   Bylaws of Paxson Communications of Detroit-31, Inc.
 3.78.1       --   Articles of Incorporation of Paxson Detroit License, Inc.
 3.78.2       --   Bylaws of Paxson Detroit License, Inc.
 3.79.1       --   Articles of Incorporation of Paxson Pittsburgh License, Inc.
 3.79.2       --   Bylaws of Paxson Pittsburgh License, Inc.
 3.80.1       --   Articles of Incorporation of Paxson Communications of
                   Roanoke-38, Inc.
 3.80.2       --   Bylaws of Paxson Communications of Roanoke-38, Inc.
 3.81.1       --   Articles of Incorporation of Paxson Roanoke License, Inc.
 3.81.2       --   Bylaws of Paxson Roanoke License, Inc.
 3.82.1       --   Articles of Incorporation of Paxson Communications of
                   Fresno-61, Inc.
 3.82.2       --   Bylaws of Paxson Communications of Fresno-61, Inc.
 3.83.1       --   Articles of Incorporation of Paxson Fresno License, Inc.
 3.83.2       --   Bylaws of Paxson Fresno License, Inc.
 3.84.1       --   Articles of Incorporation of Paxson Communications of
                   Nashville-28, Inc.
 3.84.2       --   Bylaws of Paxson Communications of Nashville-28, Inc.
 3.85.1       --   Articles of Incorporation of Paxson Tennessee License, Inc.
 3.85.2       --   Bylaws of Paxson Tennessee License, Inc.
 3.86.1       --   Articles of Incorporation of Paxson Communications of Cedar
                   Rapids-48, Inc.
 3.86.2       --   Bylaws of Paxson Communications of Cedar Rapids-48, Inc.
 3.87.1       --   Articles of Incorporation of Paxson Cedar Rapids License,
                   Inc.
 3.87.2       --   Bylaws of Paxson Cedar Rapids License, Inc.
 3.88.1       --   Articles of Incorporation of Paxson Communications of
                   Buffalo-51, Inc.
 3.88.2       --   Bylaws of Paxson Communications of Buffalo-51, Inc.
 3.89.1       --   Articles of Incorporation of Paxson Buffalo License, Inc.
 3.89.2       --   Bylaws of Paxson Buffalo License, Inc.
 3.90 1       --   Articles of Incorporation of Paxson Communications of Green
                   Bay-14, Inc.
 3.90.2       --   Bylaws of Paxson Communications of Green Bay-14, Inc.
 3.91.1       --   Articles of Incorporation of Paxson Green Bay License, Inc.
 3.91.2       --   Bylaws of Paxson Green Bay License, Inc.
 3.92.1       --   Articles of Incorporation of Paxson Communications of
                   Tucson-46, Inc.
 3.92.2       --   Bylaws of Paxson Communications of Tucson-46, Inc.
 3.93.1       --   Articles of Incorporation of Paxson Tucson License, Inc.
 3.93.2       --   Bylaws of Paxson Tucson License, Inc.
 3.94.1       --   Articles of Incorporation of Paxson Communications of New
                   York-31, Inc.
 3.94.2       --   Bylaws of Paxson Communications of New York-31, Inc.
 3.95.1       --   Articles of Incorporation of Paxson Miami-35 License, Inc.
 3.95.2       --   Bylaws of Paxson Miami-35 License, Inc.
 3.96.1       --   Articles of Incorporation of Paxson Tampa-66 License, Inc.
 3.96.2       --   Bylaws of Paxson Tampa-66 License, Inc.
 3.97.1       --   Articles of Incorporation of Paxson Communications of
                   Hawaii-66, Inc.
 3.97.2       --   Bylaws of Paxson Communications of Hawaii-66, Inc.
 3.98.1       --   Articles of Incorporation of Paxson Hawaii License, Inc.
 3.98.2       --   Bylaws of Paxson Hawaii License, Inc.
 3.99.1       --   Articles of Incorporation of Paxson Communications of Los
                   Angeles-63, Inc.
 3.99.2       --   Bylaws of Paxson Communications of Los Angeles-63, Inc.
3.100.1       --   Articles of Incorporation of Paxson Communications of
                   Albuquerque-14, Inc.
3.100.2       --   Bylaws of Paxson Communications of Albuquerque-14, Inc.
3.101.1       --   Articles of Incorporation of Paxson Communications of
                   Fayetteville-62, Inc.
3.101.2       --   Bylaws of Paxson Communications of Fayetteville-62, Inc.
3.102.1       --   Articles of Incorporation of Paxson Fayetteville License,
                   Inc.

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
3.102.2       --   Bylaws of Paxson Fayetteville License, Inc.
3.103.1       --   Operating Agreement of Ocean State Television L.L.C.
3.103.2       --   Certificate of Organization of Ocean State Television L.L.C.
3.104.1       --   Articles of Incorporation of United Broadcast Group II, Inc.
3.104.2       --   Bylaws of United Broadcast Group II, Inc.
3.105.1       --   Articles of Incorporation of Paxson Communications of
                   Charleston-29, Inc.
3.105.2       --   Bylaws of Paxson Communications of Charleston-29, Inc.
3.106.1       --   Articles of Incorporation of Paxson Charleston License, Inc.
3.106.2       --   Bylaws of Paxson Charleston License, Inc.
3.107.1       --   Articles of Incorporation of Jetstar Development, Inc.
3.107.2       --   Bylaws of Jetstar Development, Inc.
3.108.1       --   Certificate of Incorporation of Pax Net, Inc.
3.108.2       --   Bylaws of Pax Net, Inc.
3.109.1       --   Articles of Incorporation of Paxson Television Productions,
                   Inc.
3.109.2       --   Bylaws of Paxson Television Productions, Inc.
3.110.1       --   Articles of Incorporation of Paxson Communications of
                   Syracuse-56, Inc.
3.110.2       --   Bylaws of Paxson Communications of Syracuse-56, Inc.
3.111.1       --   Articles of Incorporation of Paxson Syracuse License, Inc.
3.111.2       --   Bylaws of Paxson Syracuse License, Inc.
3.112.1       --   Articles of Incorporation of Paxson Communications of
                   Decatur-23, Inc.
3.112.2       --   Bylaws of Paxson Communications of Decatur-23, Inc.
3.113.1       --   Articles of Incorporation of Paxson Decatur License, Inc.
3.113.2       --   Bylaws of Paxson Decatur License, Inc.
3.114.1       --   Articles of Incorporation of Paxson Communications of
                   Memphis-50, Inc.
3.114.2       --   Bylaws of Paxson Communications of Memphis-50, Inc.
3.115.1       --   Articles of Incorporation of Paxson Communications of
                   Knoxville-54, Inc.
3.115.2       --   Bylaws of Paxson Communications of Knoxville-54, Inc.
3.116.1       --   Articles of Incorporation of Paxson Communications of New
                   Orleans-49, Inc.
3.116.2       --   Bylaws of Paxson Communications of New Orleans-49, Inc.
3.117.1       --   Articles of Incorporation of Paxson Communications of
                   Portland-23, Inc.
3.117.2       --   Bylaws of Paxson Communications of Portland-23, Inc.
3.118.1       --   Articles of Incorporation of Paxson Orlando License, Inc.
3.118.2       --   Bylaws of Paxson Orlando License, Inc.
3.119.1       --   Articles of Incorporation of Paxson Communications of
                   Chicago-38, Inc.
3.119.2       --   Bylaws of Paxson Communications of Chicago-38, Inc.
3.120.1       --   Articles of Incorporation of Paxson Chicago License, Inc.
3.120.2       --   Bylaws of Paxson Chicago License, Inc.
3.121.1       --   Articles of Incorporation of Paxson Communications of
                   Norfolk-49, Inc.
3.121.2       --   Bylaws of Paxson Communications of Norfolk-49, Inc.
3.122.1       --   Articles of Incorporation of Paxson Albuquerque License,
                   Inc.
3.122.2       --   Bylaws of Paxson Albuquerque License, Inc.
3.123.1       --   Articles of Incorporation of Paxson Communications of
                   Davenport-67, Inc.
3.123.2       --   Bylaws of Paxson Communications of Davenport-67, Inc.
3.124.1       --   Articles of Incorporation of Paxson Davenport License, Inc.
3.124.2       --   Bylaws of Paxson Davenport License, Inc.
3.125.1       --   Articles of Incorporation of Paxson Communications of Des
                   Moines-39, Inc.
3.125.2       --   Bylaws of Paxson Communications of Des Moines-39, Inc.
3.126.1       --   Articles of Incorporation of Paxson Des Moines License, Inc.
3.126.2       --   Bylaws of Paxson Des Moines License, Inc.
3.127.1       --   Articles of Incorporation of Paxson Communications of
                   Greenville-38, Inc.
3.127.2       --   Bylaws of Paxson Communications of Greenville-38, Inc.
3.128.1       --   Articles of Incorporation of Paxson Greenville License, Inc.
3.128.2       --   Bylaws of Paxson Greenville License, Inc.

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
3.129.1       --   Articles of Incorporation of Paxson Communications of
                   Jackson-51, Inc.
3.129.2       --   Bylaws of Paxson Communications of Jackson-51, Inc.
3.130.1       --   Articles of Incorporation of Paxson Jackson License, Inc.
3.130.2       --   Bylaws of Paxson Jackson License, Inc.
3.131.1       --   Articles of Incorporation of Paxson Communications of
                   Mobile-61, Inc.
3.131.2       --   Bylaws of Paxson Communications of Mobile-61, Inc.
3.132.1       --   Articles of Incorporation of Paxson Mobile License, Inc.
3.132.2       --   Bylaws of Paxson Mobile License, Inc.
3.133.1       --   Articles of Incorporation of Paxson Communications of
                   Odessa-30, Inc.
3.133.2       --   Bylaws of Paxson Communications of Odessa-30, Inc.
3.134.1       --   Articles of Incorporation of Paxson Odessa License, Inc.
3.134.2       --   Bylaws of Paxson Odessa License, Inc.
3.135.1       --   Articles of Incorporation of Paxson Portland License, Inc.
3.135.2       --   Bylaws of Paxson Portland License, Inc.
3.136.1       --   Articles of Incorporation of Paxson Communications of
                   Shreveport-21, Inc.
3.136.2       --   Bylaws of Paxson Communications of Shreveport-21, Inc.
3.137.1       --   Articles of Incorporation of Paxson Shreveport License, Inc.
3.137.2       --   Bylaws of Paxson Shreveport License, Inc.
3.138.1       --   Articles of Incorporation of Paxson Communications of
                   Spokane-34, Inc.
3.138.2       --   Bylaws of Paxson Communications of Spokane-34, Inc.
3.139.1       --   Articles of Incorporation of Paxson Spokane License, Inc.
3.139.2       --   Bylaws of Paxson Spokane License, Inc.
3.140.1       --   Articles of Incorporation of Paxson Communications of St.
                   Croix-15, Inc.
3.140.2       --   Bylaws of Paxson Communications of St. Croix-15, Inc.
3.141.1       --   Articles of Incorporation of Paxson St. Croix License, Inc.
3.141.2       --   Bylaws of Paxson St. Croix License, Inc.
3.142.1       --   Articles of Incorporation of Paxson Communications of
                   Springfield-34, Inc.
3.142.2       --   Bylaws of Paxson Communications of Springfield-34, Inc.
3.143.1       --   Articles of Incorporation of Paxson Springfield License,
                   Inc.
3.143.2       --   Bylaws of Paxson Springfield License, Inc.
3.144.1       --   Articles of Incorporation of S&E Network, Inc.
3.144.2       --   Bylaws of S&E Network, Inc.
3.145.1       --   Articles of Incorporation of Channel 56 of Orlando, Inc.
3.145.2       --   Bylaws of Channel 56 of Orlando, Inc.
3.146.1       --   Certificate of Incorporation of Travel Channel Acquisition
                   Corporation
3.146.2       --   Bylaws of Travel Channel Acquisition Corporation
3.147.1       --   Articles of Incorporation of Paxson Communications of West
                   Palm Beach-67, Inc.
3.147.2       --   Bylaws of Paxson Communications of West Palm Beach-67, Inc.
3.148.1       --   Articles of Incorporation of Paxson Communications of
                   Lexington-67, Inc.
3.148.2       --   Bylaws of Paxson Communications of Lexington-67, Inc.
3.149.1       --   Articles of Incorporation of Paxson Lexington License, Inc.
3.149.2       --   Bylaws of Paxson Lexington License, Inc.
3.150.1       --   Articles of Incorporation of Paxson Communications of
                   Portland-22, Inc.
3.150.2       --   Bylaws of Paxson Communications of Portland-22, Inc.
3.151.1       --   Articles of Incorporation of Paxson Salem License, Inc.
3.151.2       --   Bylaws of Paxson Salem License, Inc.
3.152.1       --   Articles of Incorporation of Paxson Communications of San
                   Antonio-26, Inc.
3.152.2       --   Bylaws of Paxson Communications of San Antonio-26, Inc.
3.153.1       --   Articles of Incorporation of Paxson Communications of
                   Fargo-27, Inc.
3.153.2       --   Bylaws of Paxson Communications of Fargo-27, Inc.
3.154.1       --   Articles of Incorporation of Paxson Tulsa License, Inc.
3.154.2       --   Bylaws of Paxson Tulsa License, Inc.
3.155.1       --   Articles of Incorporation of Paxson Knoxville License, Inc.

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
3.155.2       --   Bylaws of Paxson Knoxville License, Inc.
3.156.1       --   Articles of Incorporation of Pax Net Television Productions,
                   Inc.
3.156.2       --   Bylaws of Pax Net Television Productions, Inc.
3.157.1       --   Articles of Incorporation of Paxson Communications of
                   Wausau-46, Inc.
3.157.2       --   Bylaws of Paxson Communications of Wausau-46, Inc.
3.158.1       --   Articles of Incorporation of Paxson Wausau License, Inc.
3.158.2       --   Bylaws of Paxson Wausau License, Inc.
3.159.1       --   Articles of Incorporation of Paxson Fargo License, Inc.
3.159.2       --   Bylaws of Paxson Fargo License, Inc.
3.160.1       --   Operating Agreement of Paxson Communications License
                   Company, LLC
3.160.2       --   Certificate of Organization of Paxson Communications License
                   Company, LLC
3.161.1       --   Articles of Incorporation of Cocola Media Corporation of San
                   Francisco
3.161.2       --   Bylaws of Cocola Media Corporation of San Francisco
3.162.1       --   Articles of Incorporation of Channel 44 of Tulsa, Inc.
3.162.2       --   Bylaws of Channel 44 of Tulsa, Inc.
3.163.1       --   Certificate of Incorporation of Cocola Media Corporation of
                   Florida
3.163.2       --   Bylaws of Cocola Media Corporation of Florida
3.164.1       --   Articles of Incorporation of Paxson Kansas City License,
                   Inc.
3.164.2       --   Bylaws of Paxson Kansas City License, Inc.
    4.1       --   Indenture dated as of September 28, 1995 by and between the
                   Company, the guarantors named therein and The Bank of New
                   York, as Trustee, with respect to the Senior Subordinated
                   Notes(4)
    4.2       --   Form of Senior Subordinated Note with Form of Guarantee(4)
    4.3       --   Indenture dated as of October 4, 1996 by and between the
                   Company, the Guarantors named therein and the Bank of New
                   York, as Trustee, with respect to the Exchange Debentures(7)
    4.4       --   Indenture dated as of June 10, 1998 by and between the
                   Company, the Guarantors named therein and the Bank of New
                   York, as Trustee, with respect to the New Exchange
                   Debentures*
    4.5       --   Second Amended and Restated Credit Agreement, dated as of
                   April 28, 1998, among Paxson Communications Corporation, the several lenders from time to time parties thereto and Union
                   Bank of California, N.A., as the Agent*
    4.6       --   Form of Stock Certificate of the 13 1/4% Cumulative Junior
                   Exchangeable Preferred Stock*
    5.1       --   Opinion of Holland & Knight LLP regarding the legality of
                   the New Junior Preferred Stock, including consent
    9.1       --   Amended and Restated Stockholders Agreement, dated as of
                   December 22, 1994, by and among the Company and certain
                   stockholders thereof(2)
    9.2       --   Agreement, dated March 26, 1996, amending the Amended and
                   Restated Stockholders Agreement, dated as of December 22,
                   1994, by and among the Company and certain stockholders
                   thereof and certain related agreements(5)
   10.1       --   Securities Purchase Agreement, dated as of September 22,
                   1995, by and among the Company, the Guarantors named therein and the Initial Purchasers named therein(4)
   10.3       --   Stock Purchase Agreement, dated as of December 22, 1994, by and among the Company and certain purchasers of Company
                   securities(2)
   10.4       --   Amended and Restated Stockholders Agreement, dated as of
                   December 22, 1994, by and among the Company and certain
                   stockholders thereof (incorporated by reference to Exhibit
                   9.1)(2)
 10.4.1       --   Agreement, dated March 26, 1996 amending the Amended and
                   Restated Stockholders Agreement, by and among the Company
                   and certain stockholders thereof and certain related
                   agreements (incorporated by reference to Exhibit 9.2)
   10.5       --   Exchange and Consent Agreement, dated as of December 22,
                   1994 by and among the Company and certain stockholders
                   thereof(2)
  10.26       --   Employment Agreement, dated as of June 30, 1994, by and
                   between the Company and Lowell W. Paxson(1)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
  10.27       --   Paxson Communications Corp. Profit Sharing Plan(1)
  10.28       --   Paxson Communications Corp. Stock Incentive Plan(1)
  10.36       --   Real Estate Sale and Purchase Agreement, dated as of May 18,
                   1995, by and between F&M Bank--Martinsburg and Paxson
                   Communications of Washington-60, Inc.(3)
  10.46       --   Non-compete Agreement, dated August 18, 1995, between the
                   Company and Lowell W. Paxson(4)
  10.54       --   Indenture, dated as of September 28, 1995, among the
                   Company, the Guarantors named therein and The Bank of New
                   York, as Trustee with respect to the Senior Subordinated
                   Notes(4)
  10.83       --   Lease Agreement, dated June 14, 1994, between Paxson
                   Communications of Tampa-66, Inc. and The Christian Network,
                   Inc. for lease of production and distribution facilities at
                   WFCT-TV(5)
  10.89       --   Amended and Restated Promissory Note dated August 5, 1996
                   between Roberts Broadcasting of Salt Lake City, L.L.C. and
                   Paxson Communications of Salt Lake City-16, Inc.(6)
  10.90       --   First Amendment to Loan Agreement dated August 5, 1996
                   between Roberts Broadcasting of Salt Lake City, L.L.C. and
                   Paxson Communications of Salt Lake City-16, Inc.(6)
 10.103       --   Construction Agreement, dated April 16, 1996, by and among
                   Offshore Broadcasting Corporation, Ocean State Television,
                   L.L.C. and Paxson Communications of Providence-69, Inc.(6)
 10.104       --   Loan Agreement, dated April 16, 1996, by and among Paxson
                   Communications of Providence-69, Inc., Offshore Broadcasting
                   Corporation and Ocean State Television, L.L.C.(6)
 10.110       --   Subordinated Note between MacDonald Communications
                   Corporation and the Company for $3,000,000 dated June 7,
                   1996.(6)
 10.116       --   Asset Purchase Agreement, dated July 1, 1996, by and among
                   Paxson Communications of New London-26, Inc., Paxson New
                   London License, Inc., and Roberts Broadcasting of Hartford,
                   L.L.C.(6)
 10.123       --   Asset Exchange Agreement, dated August 7, 1996, by and
                   between Paxson Broadcasting of Birmingham-44, Inc. and
                   WNAL-TV Inc.(6)
 10.124       --   Loan Agreement, dated August 7, 1996, by and between Paxson
                   Broadcasting of Birmingham-44 Inc. and WNAL-TV Inc.(6)
 10.125       --   Time Brokerage Agreement, dated August 7, 1996, by and
                   between Paxson Broadcasting of Birmingham-44 Inc. and
                   WNAL-TV Inc.(6)
 10.126       --   Option Agreement by and among Paxson Communications of Salt
                   Lake City-16, Inc. and Roberts Broadcasting of Salt Lake
                   City L.L.C., dated August 5, 1996(6)
 10.127       --   Asset Purchase Agreement, dated July 31, 1996, by and
                   between Paxson Communications of Oklahoma City-62, Inc. and
                   Aracelis Ortiz for Television Station KMNZ-TV, Oklahoma
                   City, Oklahoma(8)
 10.128       --   Purchase Agreement, dated July 31, 1996, by and among
                   America 51, L.P., Paxson Communications of Phoenix-51, Inc.,
                   and Hector Garcia Salvatierra for Television Station Channel
                   51, Tolleson, Arizona(8)
 10.129       --   Loan, Option and Related Transactions, dated August 19,
                   1996, between Paxson Communications of Seattle-24, Inc. and
                   World Television of Washington, L.L.C. for Television
                   Station KBCB(TV), Bellingham, Washington(8)
 10.130       --   Stock Purchase and Related Transactions, dated August 21,
                   1996, between Paxson Communications of Little Rock-42, Inc.,
                   Leininger-Geddes Partnership and Channel 42 of Little Rock,
                   Inc. for Television Station KVUT(TV), Little Rock,
                   Arkansas(8)
 10.131       --   Asset Purchase and Sale Agreement, dated August 27, 1996,
                   between Intermart Broadcasting First Coast, Inc., and Paxson
                   Broadcasting of Jacksonville, Limited Partnership for Radio
                   Station WPVJ-FM of Ponte Verda Beach, Florida(8)
 10.132       --   Purchase Agreement, dated August 29, 1996, by and between
                   Boardworks Outdoor Advertising Company, Inc., and Paxson
                   Outdoor, Inc.(8)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 10.133       --   Asset Purchase Agreement, dated August 30, 1996, by and
                   between Paxson Communications Television, Inc. and Alpha &
                   Omega Communications, L.L.C. for Television Station KOOG-TV,
                   Ogden, Utah(8)
 10.134       --   Loan Agreement, dated September 6, 1996, by and between
                   Ponce-Nicasio Broadcasting, A Limited Partnership and Paxson
                   Communications of Sacramento-29, Inc. for Television Station
                   KCMY-TV, Sacramento, California(8)
 10.135       --   Option Agreement, dated September 6, 1996, by and between
                   Ponce-Nicasio Broadcasting, A Limited Partnership and Paxson
                   Communications of Sacramento for Television Station KCMY-TV,
                   Sacramento, California(8)
 10.136       --   Asset Purchase Agreement, dated September 12, 1996, by and between The Moody Bible Institute of Chicago and Paxson
                   Broadcasting of Tampa, Limited Partnership for Radio Station
                   WKES-FM, St., Petersburg, Florida(8)
 10.137       --   Asset Purchase Agreement, dated September 27, 1996, by and between Channel 46 of Boston, Inc. and Massachusetts
                   Redevelopment Limited Liability Company for Television
                   Station WHRC(TV), Norwell, Massachusetts(8)
 10.138       --   Easement Agreement, dated October 9, 1996, by and between
                   Kartworlds of Central Florida L.C. and Paxson Outdoor,
                   Inc.(8)
 10.139       --   Contract for Sale and Purchase, dated October 22, 1996,
                   between Southern Land Investors, LTD., and Paxson Outdoor,
                   Inc.(8)
10.139.1      --   Promissory Note, dated October 22, 1996, between Southern
                   Land Investors, LTD. and Paxson Outdoor, Inc.(8)
10.139.2      --   Real Estate Mortgage, dated October 22, 1996, Southern Land
                   Investors, Ltd. and Paxson Outdoor, Inc.(8)
10.139.3      --   Assignment of Rights Under Pre-annexation Agreement, dated
                   October 22, 1996, by and between Michael J. Grinstaff and
                   Southern Land Investors, Ltd.(8)
 10.140       --   Stock Purchase Agreement, dated November 12, 1996, by and
                   between Housing Development Associates S.E. and Paxson
                   Communications of San Juan, Inc.(10)
 10.141       --   Asset Purchase Agreement, dated November 21, 1996, by and
                   among Value Vision International, Inc., VVI Manassas, Inc.,
                   WVVI(TV), Inc., Paxson Communications of Washington-66,
                   Inc., and the Company(10)
 10.142       --   Asset Purchase Agreement, dated November 21, 1996, by and
                   between Paxson Communications of Milwaukee-55, Inc. and
                   Channel 55 of Milwaukee, Inc.(10)
 10.143       --   Asset Purchase Agreement, dated December 13, 1996, by and
                   between Paxson Communications of the Keys, Inc., and Key
                   Chain, Inc. for Radio Stations WFKZ-FM, Plantation Key,
                   Florida, WAVK-FM, Marathon, Florida, and WKRY-FM, Key West,
                   Florida(10)
 10.144       --   Asset Purchase Agreement, dated December 10, 1996, by and
                   between Paxson Communications of Kansas City-50, Inc. and
                   Kansas City Youth for Christ, Inc. for Television Station
                   KYFC-TV, Kansas City, Missouri(10)
 10.145       --   Stock Purchase Agreement, dated December 11, 1996, by and
                   among Channel 64 of Scranton, Inc., Paxson Communication of
                   Scranton-64, Inc. and Ted Ehrhardt D/B/A Ehrhardt
                   Broadcasting(10)
 10.146       --   Asset Purchase Agreement, dated February 19, 1997, by and
                   between Paxson Communications of Ft. Pierce-34, Inc., and
                   Paramount Stations Group, Inc. for Television Station
                   WTVX(TV), Ft. Pierce, Florida(10)
 10.147       --   Promissory Note, dated February 12, 1997, by and between
                   Roberts Broadcasting of Hartford, L.L.C. and Paxson
                   Communications of New London-26, Inc. for Television Station
                   WTWS (TV), New London, Connecticut(10)
10.147.1      --   Time Brokerage Agreement, dated February 12, 1997, by and
                   between Roberts Broadcasting of Hartford, L. L. C. and
                   Paxson Communications of New London-26, Inc. for Television
                   Station WTWS(TV), New London, Connecticut(10)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
10.147.2      --   Amendment to Asset Purchase Agreement, dated December 16,
                   1996, by and among Roberts Broadcasting of Hartford, L.L.P.,
                   Paxson Communications of New London-26, Inc., and Paxson New
                   London License, Inc.(10)
 10.148       --   Amended and Restated Promissory Note, dated April 16, 1996, by and between Ocean State Television, L. L. C. and Paxson
                   Communications of Providence-69, Inc.(10)
 10.149       --   Second Amendment to Stock Purchase and Option Agreement,
                   dated September 27, 1996, by and among Paxson Communications of Battle Creek-43, Inc., Western Michigan Christian
                   Broadcasting, Inc., Western Michigan Family Broadcasting,
                   Inc., Horizon Broadcasting Corporation, and William B.
                   Popjes.(10)
 10.150       --   Partnership Interest Purchase Agreement, dated February 14,
                   1997, by and among DP Media, Inc., Roberts Broadcasting,
                   L.L.C., and Roberts Broadcasting company of Raleigh-Durham,
                   L.P.(10)
 10.151       --   Option Purchase Agreement, dated February 14, 1997, by and between Paxson Communications of Raleigh-Durham-47, Inc.,
                   and D P. Media, Inc.(10)
 10.153       --   Asset Purchase Agreement, dated March 13, 1997 by and among
                   Paxson Communications of Detroit-31, Inc. and Blackstar
                   Communications, Inc. for Television Stations WBSX(TV) and
                   W48AV(10)
 10.154       --   Asset Purchase Agreement, dated March 25, 1997, by and
                   between Paxson Communications of West Palm Beach-25, Inc.
                   and The Hearst Corporation, for Television Station WPBF(TV),
                   West Palm Beach, Florida(10)
 10.155       --   Purchase and Sale of Option, dated March 26, 1997, by and
                   between Paxson Communications of Cleveland-67, Inc., and
                   Global Broadcasting Systems, Inc. for Television Station
                   WOAC(TV), Cleveland, Ohio(10)
10.155.1      --   Purchase and Sale of Option, dated March 26, 1997, by and
                   between Paxson Communications of Atlanta-14, Inc., and
                   Global Broadcasting Systems, Inc. for Television Station
                   WNGM(TV), Atlanta, Georgia(10)
 10.156       --   Asset purchase agreement, dated March 21, 1997, by and
                   between Whitehead Media of Florida, Inc., Whitehead
                   Broadcasting of Florida, Inc. and Paxson Communications of
                   Ft. Pierce-34, Inc. for Television Station WTVX(TV), Ft.
                   Pierce, Florida(10)
 10.157       --   Paxson Communications Corporation 1996 Stock Incentive
                   Plan(9)
 10.158       --   Loan agreement, dated March 26, 1996, by and between Paxson
                   Communications Corporation and Cocola Media Corporation of
                   San Francisco for television station KWOK-TV, Novato,
                   California(12)
 10.159       --   Asset purchase agreement, dated April 1, 1997, by and
                   between Paxson Communications Corporation and The Kralowec
                   Children's Family Trust and KKAK-TV, Inc. for television
                   station KKAG(TV), Porterville, California(12)
 10.160       --   Asset purchase agreement, dated May 5, 1997, by and among
                   Paxson Communications of Cedar Rapids-48, Inc., Fant
                   Broadcasting Company of Iowa, Inc. and Paxson Communications
                   Corporation for television station KTVC-TV, Cedar Rapids,
                   Iowa(12)
 10.161       --   Asset purchase agreement, dated April 15, 1997, by and among
                   Paxson Communications of Buffalo-51, Inc., Fant Broadcasting
                   of New York, L.L.C., Anthony Fant and Paxson Communications
                   Corporation for television station WAQF-TV(12)
 10.162       --   Assignment and acceptance agreement, dated April 18, 1997, among WQED Pittsburgh and Paxson Communications of
                   Pittsburgh-40, Inc.(12)
 10.163       --   Merger agreement, dated April 29, 1997, among WPBF Merger,
                   Inc. and WPBF License, Inc. and Paxson Communications of
                   West Palm Beach-25, Inc. and Paxson West Palm Beach License,
                   Inc.(11)
10163.1       --   Paxson Communications of West Palm Beach-25, Inc. and Paxson
                   West Palm Beach License, Inc. Subordinated Promissory Note,
                   dated April 29, 1997(11)
10.163.2      --   Time brokerage agreement, dated April 29, 1997, by and
                   between Paxson Communications of West Palm Beach-25, Inc., and Paxson West Palm Beach License, Inc., and Paxson
                   Communications of Florida, Inc.(11)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 10.164       --   Asset purchase agreement, dated April 22, 1997, by and
                   between Paxson Communications of Miami-35, Inc. and Channel
                   35 of Miami, Inc.(12)
 10.165       --   Asset purchase agreement, dated April 22, 1997, by and
                   between Paxson Communications of Tampa-66, Inc. and Channel
                   66 of Tampa, Inc.(12)
 10.166       --   Asset purchase agreement, dated April 30, 1997, by and
                   between Paxson Communications of Green Bay-14, Inc and VCY
                   America, Inc. for television station WSCO(TV), Green Bay,
                   Wisconsin(12)
 10.167       --   Asset purchase agreement, dated May 12, 1997, by and between the Company, Paxson communications of New York City, ITT-Dow
                   Jones Television, ITT Corporation and Dow Jones & Company
                   for Television Station WBIS(TV), New York City, New York(12)
10.167.1      --   Time brokerage agreement, dated May 1997, by and between
                   ITT-Dow Jones Television and Paxson Communications of New
                   York-31, Inc. for Television Station WBIS(TV), New York
                   City, New York(12)
 10.168       --   Construction Agreement, dated December 23, 1996, between
                   WHCT Broadcasting, Inc., and Paxson Communications of
                   Hartford-18, Inc. for WHCT(TV), Channel 18, Hartford,
                   Connecticut(13)
 10.169       --   Asset Purchase Agreement, dated April 11, 1997, by and
                   between Roberts Broadcasting of Cookeville, L.L.C. and
                   Paxson Communications of Nashville-28, Inc. (13)
 10.170       --   Amended and Restated Asset Purchase Agreement, dated April
                   15, 1997, by and among Paxson Communications of Buffalo-51,
                   Inc., Fant Broadcasting Company of New York, L.L.C., Anthony
                   Fant and Paxson Communications Corporation(13)
 10.171       --   Asset Purchase Agreement, dated May 14, 1997, by and between
                   Paxson Communications of West Palm Beach, Inc. and American
                   Radio Systems Corporation(13)
 10.172       --   Option Agreement, dated May 20, 1997, by and between Paxson
                   Communications of Honolulu-66, Inc. and Dove Broadcasting
                   Company of Hawaii, Inc. for television station KAPA(TV),
                   Kaneohe, Hawaii(13)
10.172.1      --   Loan Agreement, dated May 20, 1997, by and among Paxson
                   Communications of Honolulu-66, Inc., and Dove Broadcasting
                   Company of Hawaii(13)
 10.173       --   Asset Purchase Agreement, dated May 28, 1997, by and among
                   Paxson Communications of Roanoke-38, Inc., Vine and Branch,
                   Inc. and Evangel Foursquare Church for television station
                   WEFC, Roanoke, Virginia(13)
 10.174       --   Loan Agreement, dated June 10, 1997, by and between Paxson
                   Communications of Boston-46, Inc. and Channel 46 of Boston,
                   Inc. for television station WHRC(TV), Norwell,
                   Massachusetts(13)
 10.175       --   Asset Acquisition Agreement, dated June 13, 1997, by and
                   among Landmark Communications, Inc., The Travel Channel,
                   Inc., and Paxson Communications(13)
 10.176       --   Asset Purchase Agreement, dated June 23, 1997, by and
                   between Paxson Communications of Orlando-56, Inc. and
                   Channel 56 of Orlando, Inc.(13)
 10.177       --   Loan Agreement, dated June 30, 1997, by and between Roberts
                   Broadcasting Company of Albuquerque and Paxson
                   Communications of Albuqurque-14, Inc. relating to television station (Channel 14), Albuquerque, New Mexico(13)
 10.178       --   Asset Purchase Agreement, dated June 25, 1997, by and
                   between John W. Hyde, as Chapter 11 Trustee of the Chapter
                   11 Debtor Estate of Riklis Broadcasting Corporation, AKA
                   KADY-TV, AKA Pacific Rim Video and Paxson Communications of
                   Los Angeles-63, Inc.(13)
 10.179       --   Asset Purchase Agreement, dated August 25, 1997, by and
                   among Paxson Communications Corporation, Clear Channel
                   Metroplex, Inc., Clear Channel Metroplex Licenses, Inc. and
                   Clear Channel Communications, Inc. (filed as exhibit 2.1
                   with the Company's Form 8-K, dated October 1, 1997 and
                   incorporated herein by reference)
 10.180       --   Asset Purchase Agreement, dated August 25, 1997, by and
                   among Paxson Communications Corporation, L. Paxson, Inc.,
                   Clear Channel Metroplex, Inc., Clear Channel Metroplex
                   Licenses, Inc. and Clear Channel Communications, Inc. (filed as exhibit 2.2 with the Company's Form 8-K, dated October 1,
                   1997 and incorporated herein by reference)

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 10.181       --   Asset Purchase Agreement, dated August 29, 1997, by and
                   among Paxson Communications of Fayetteville-62, Inc.,
                   Fayetteville-Cumberland Telecasters, Inc.,
                   Fayetteville-Cumberland Telecasters Inc.,
                   Debtor-in-Possession, and Poplar Apartments Limited
                   Partnership for Television station WFAY, Fayetteville, North
                   Carolina(14)
 10.182       --   Stock Purchase Agreement, dated September 2, 1997, by and
                   among Channel 29 of Charleston, Inc., Paxson Communications of Charleston-29, Inc. and Mountaineer Broadcasting
                   Corporation and William L. Kepper(14)
 10.183       --   Stock Purchase Agreement, dated September 9, 1997, by and
                   among Channel 46 of Tucson, Inc., Paxson Communications of
                   Tucson-46, Inc. and Sungilt Corporation, Inc. (14)
 10.184       --   Asset Purchase Agreement, dated October 16, 1997, by and
                   between Paxson Communications Corporation and Channel 49
                   Acquisition Corporation for television station WJCB-TV,
                   Norfolk, Virginia(14)
 10.185       --   Asset Purchase Agreement, dated October 24, 1997, between
                   Universal Outdoor, Inc. and Paxson Communications
                   Corporation(14)
 10.186       --   Option Agreement, dated November 14, 1997, by and between
                   Paxson Communications Corporation and Flinn Broadcasting
                   Corporation for Television station WCCL-TV, New Orleans,
                   Louisiana(15)
 10.187       --   Option Agreement, dated November 14, 1997, by and between
                   Paxson Communications Corporation and Flinn Broadcasting
                   Corporation for Television station WFBI-TV, Memphis,
                   Tennessee(15)
 10.188       --   Asset Purchase Agreement, dated January 26, 1998, by and
                   among DP Media of Milwaukee, Inc., Paxson Communications of
                   Milwaukee-55, Inc. and Paxson Milwaukee License, Inc. for
                   Television station WPXE(TV), Kenosha, Wisconsin(15)
 10.189       --   Asset and Stock Purchase and Option Grant Agreement, dated as of November 14, 1997, by and among ValueVision
                   International, Inc., VVI Seattle, Inc., VVI LPTV, Inc., VVI
                   Spokane, Inc., VVI Tallahassee, Inc. and Paxson
                   Communications Corporation(15)
 10.190       --   Limited Liability Company Agreement of The Travel Channel,
                   L.L.C. dated as of November 24, 1997(15)
 10.191       --   Asset Purchase Agreement, dated as of November 24, 1997, by and among Travel Channel Acquisition Corporation, Project
                   Discovery, Inc., Paxson Communications Corporation and
                   Discovery Communications, Inc.(15)
 10.192       --   Guaranty Agreement, dated as of November 24, 1997, made by
                   Discovery Communications, Inc., in favor of Travel Channel
                   Acquisition Corporation(15)
 10.193       --   Asset Exchange Agreement, dated January 26, 1998, by and
                   among Paxson Communications of Chicago-38, Inc., Christian
                   Communications of Chicagoland, Inc., and Paxson
                   Communications Corporation(15)
10.193.1      --   Programming Agreement by and between Paxson Communications of Chicago-38, Inc. and Christian Communications of
                   Chicagoland Inc.(15)
 10.194       --   Asset Purchase Agreement, dated March 19, 1998, by and
                   between Paxson Communications of Atlanta-14, Inc. and SKMD
                   Broadcasting Partnership and USA Station Group of Maryland,
                   Inc.(16)
 10.195       --   Asset Purchase Agreement, dated March 19, 1998, by and among
                   Paxson Communications of Portland-22, Inc.; Paxson
                   Communications Corporation; Blackstar Communications of
                   Oregon, Inc.; and Blackstar of Salem, Inc.(16)
 10.196       --   Membership Purchase Agreement, dated January 14, 1998, by
                   and among Dr. Joseph A. Zavaletta, South Texas Vision,
                   L.L.C., Paxson Communications of San Antonio-26, Inc., and
                   Paxson Communications Corporation for television station
                   Channel 26, Uvalde, Texas(16)
 10.197       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and Jeffrey Sagansky*
 10.198       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and James B. Bocock*

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 10.199       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and Dean M. Goodman*
 10.200       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and J. Jay Hoker*
 10.201       --   Employment Agreement, dated as of June 11, 1998, by and
                   between the Company and Arthur D. Tek*
 10.202       --   Paxson Communications Corporation 1998 Stock Incentive Plan
     12       --   Computation of Ratio of Earnings to Fixed Charges*
     21       --   List of Subsidiaries
   23.1       --   Consent of Holland & Knight LLP (contained in Exhibit 5.1)
   23.2       --   Consent of PricewaterhouseCoopers LLP, independent certified public accountants*
     24       --   Powers of Attorney (included on signature pages of
                   Registration Statement)*
     25       --   Statement of Eligibility of Trustee, The Bank of New York,
                   on Form T-1*
   99.1       --   Form of Letter of Transmittal
   99.2       --   Form of Notice of Guaranteed Delivery
   99.3       --   Exchange Agent Agreement


---------------


  *  Previously filed.


 (1) Filed with the Company's Registration Statement on Form S-4, filed September 26, 1994, Registration No. 33-84416 and incorporated herein by reference.


 (2) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.


 (3) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and incorporated herein by reference.


 (4) Filed with the Company's Registration Statement on Form S-4, as amended, filed January 23, 1996, Registration No. 33-63765 and incorporated herein by reference.


 (5) Filed with the Company's Registration Statement on Form S-1, as amended, filed January 26, 1996, Registration No. 333-473 and incorporated herein by reference.


 (6) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, and incorporated herein by reference.


 (7) Filed with the Company's Registration Statement on Form S-3, as amended, filed August 15, 1996, Registration No. 333-10267 and incorporated herein by reference.


 (8) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.


 (9) Filed with the Company's Registration Statement on Form S-8, filed January 22, 1997, Registration No. 333-20163 and incorporated herein by reference.


(10) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference.


(11) Filed with the Company's Report on Form 8-K, dated April 29, 1997, under
     Item 7. Financial Statements and Exhibits and incorporated herein by reference.


(12) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.


(13) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, and incorporated herein by reference.


(14) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, and incorporated herein by reference.


(15) Filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated herein by reference.


(16) Filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, and incorporated herein by reference.